THIS CONTRACT OF SALE (this "Agreement") made as of the 17th day of July, 1996 by and among CAPITAL PROPERTIES LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of Ontario, Canada ("Seller"), SYNDICATED CAPITAL PROPERTIES INC., a corporation formed under the laws of the Province of Ontario, Canada ("Syndicated GP"), each of the entities identified on Exhibit FF (each a "Nominee" and collectively, the "Nominees"), 1002370 ONTARIO, INC., a corporation formed under the laws of the Province of Ontario, Canada ("1002370") and Chartwell Canada Corp., a corporation formed under the laws of the State of Delaware ("Purchaser").


                              W I T N E S S E T H:

                  WHEREAS, Bear Financial Corp., a Delaware corporation ("BFC") is willing to acquire the Assigned Debt pursuant to a Letter Agreement of even date, but only as, if and when Purchaser or its affiliates is able to acquire the Properties and assume the Assumed Debt (as hereinafter defined) from Seller; and

                  WHEREAS, Purchaser has agreed to provide certain funds on the Closing Date (as hereinafter defined) to facilitate the acquisition of the Properties, all as more particularly set forth herein.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:


                  1.  Sale and Purchase, Description of Properties.

                  A. Seller agrees to sell, transfer, assign and convey, or cause to be sold, transferred, assigned and conveyed, to Purchaser, and Purchaser agrees to purchase, all of Seller's right, title and interest in, to and under (i) (a) those certain nineteen (19) plots, pieces and parcels of land located in the Provinces of Alberta, British Columbia, Manitoba, Ontario, Quebec and Saskatchewan and (b) that certain fifty percent (50%) ownership, as a tenant in common, of that certain plot, piece and parcel of land located in the Province of Alberta, each of which is more particularly described in Exhibit A hereof (collectively, the "Land"); (ii) all rights and benefits pertaining to or benefitting the Land, if any, including, without limitation, all right, title and interest of Seller, if any, in and to (a) any land within the right-of-way of any street, road, avenue, open or proposed, public or private, in front of or adjacent to the Land or any portion thereof, to the center line thereof, (b) any unpaid award for damage to the Properties or any portion thereof by reason of a change of grade of any highway, street, road or avenue, and (c) all oil, gas and mineral rights appurtenant to the Land, if any (collectively, the "Appurtenances"); (iii) that certain one (1) leasehold parcel

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located in the Province of Alberta, and more particularly described in Exhibit
A-1 hereof (the "Ground Lease"); (iv) all buildings and improvements located on the Land and (subject to the terms and provisions of the Ground Lease) on the land encumbered by the Ground Lease (the "Buildings"; the Land (including Seller's leasehold interest in the land encumbered by the Ground Lease), Appurtenances and Buildings being hereinafter sometimes collectively referred to as the "Real Estate"); (v) all the fixtures, furniture, furnishings, equipment, machinery and other personal property of any nature whatsoever attached or appurtenant to or located on the Real Estate on the date of this Agreement, and used or intended to be used in connection with the operation or maintenance of the Real Estate or of the business presently being conducted by Seller or any affiliate or agent of Seller with respect to the Real Estate (the "Business"), exclusive of any personal property leased under the Equipment Leases described below or owned by transient hotel guests or lessees under Space Leases (as defined below), and subject to the terms and provisions of the Ground Lease (collectively, the "Personalty"); (vi) all inventories of supplies used or intended to be used in connection with the maintenance of the Real Estate or the operation of the Business and located on the Real Estate on the date of this Agreement, including but not limited to paper goods, brochures, office supplies, stationery, food, chinaware, glassware, linens, silverware, soap, gasoline, pool chemicals, gift shop items, all liquor and beverages in unopened bottles (to the extent permitted by law), food not in process, and new and unused inventory in unopened containers and other operational and guest supplies as replaced and replenished in the Ordinary Course of Business (the "Inventory"), exclusive of any inventory items owned by transient hotel guests or lessees under Space Leases; (vii) the leases, conditional sales agreements and usage agreements of, or with respect to, equipment, furnishings or other personal property located on the Real Estate or used in connection with the operation or promotion of the Business which are identified in Exhibit B hereof (the "Equipment Leases"), together with the rights to the property covered thereby; (viii) the service, maintenance and all other agreements in connection with the operation and promotion of the Business and the maintenance of the Real Estate and Personalty or otherwise binding upon Seller and not accurately reflected in the other Exhibits to this Agreement which are identified in Exhibit C hereof (the "Service Contracts"); (ix) the contracts and leases for off-premises signs and billboards advertising the Business which are identified in Exhibit D hereof (the "Billboard Leases"); (x) the leases, term agreements, licenses, concessions and other oral or written agreements granting any occupancy, possessory or entry rights in or to the Real Estate, all of which are identified in Exhibit E hereof (the "Space Leases"); (xi) all tax deposits, utility deposits and other deposits owned, controlled or held for the benefit of Seller in respect of any of the Properties, all of which are identified on Exhibit F hereof (the "Properties Deposits"); (xii) the Tax Credits described in Section 19 hereof; (xiii) the Accounts Receivable described in Section 7 hereof; (xiv) any checks, drafts, notes and other evidence of indebtedness owned by the Seller or its affiliates in connection with the Business and held at the Properties or at other locations on the Closing Date, and any balances on deposit with banking institutions relating to any of the Properties other than the Bank Accounts, all of which are identified on Exhibit G hereof (the "Notes Receivable"); (xv) the Reservations and the Reservation Deposits (as such terms are hereinafter defined), if any, described in Section 9 hereof;
(xvi) the books, records, files (including personnel files) in

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Seller's possession or control (as used in this Agreement, the term "in
Seller's possession or control" shall mean in the actual possession or control of Seller or of any managing agent, hotel manager or other professionals or agents retained by Seller, and the employees and officers of each) and any customer, mailing or "frequent user" lists maintained in connection with the operation or promotion of the Business to the extent of Seller's interest in such books, records, files, or lists (collectively, the "Books"), exclusive of
(a) original Books which Seller or its manager desires to retain as Seller's property, provided, however, that Seller shall permit Purchaser, at Purchaser's sole cost and expense, to examine and/or make copies thereof, and (b) any income tax records (provided Seller or its representatives shall have reasonable access to the Books, insofar as the pre-closing period only is concerned, from time to time subsequent to the Closing Date); (xvii) all cash on hand and till money (the "House Banks") located at the Properties on the Closing Date; (xviii) Seller's rights to all names used in connection with the operation of the Business, the goodwill of Seller and all telephone numbers (the "Intangibles");(xix) all bank deposits and accounts owned, controlled or held by or for the benefit of Seller and its partners in respect of any of the Properties, their operations or revenues, all of which are identified on Exhibit OO hereof (the "Bank Accounts"); and (xx) prepaid items, the cost of which is adjusted in the Working Capital Adjustment made pursuant to Section 6. The Land, the Appurtenances, the Buildings, the Personalty, the Inventory, the Equipment Leases, the Service Contracts, the Billboard Leases, the Space Leases, the Properties Deposits, the Tax Credits, the Accounts Receivable, the Notes Receivable, the House Banks, the Reservations and the Reservation Deposits, the Books, the Intangibles and the Bank Accounts are hereinafter collectively called, with respect to any hotel, the "Property", or, with respect to all hotels, the "Properties"; provided that the Property Deposits, the Tax Credits, the Accounts Receivable, the Notes Receivable, the Reservation Deposits, the House Bank and the Bank Accounts shall be subject to the Working Capital Adjustment in accordance with Exhibit CC. A particular Property will be hereinafter identified by reference to the name of the city or town in or near which it is located as identified on Exhibit A. Each Property is located in Canada and operates as a franchise under the "Travelodge" brand name under and pursuant to certain franchise agreements between Forte Hotels, Inc., as licensor, and Seller, as licensee, which are identified on Exhibit KK and, as so amended, are defined as the "Franchise Agreements".

                  B.  [Intentionally Deleted]

                  C. It is expressly agreed by the parties hereto that (i) the Toronto Woodbine Airport property is being retained by Seller, (ii) Seller will retain all liability with respect to mortgage debt and real estate taxes on such Property and (iii) Purchaser is assuming all other debt and receivables with respect to such property, if any, at Closing as and to the extent provided for in this Agreement and the Exhibits hereto. It is a condition of Closing that Purchaser in its sole discretion is satisfied with the state of the disposition of the property and Purchaser's liability with respect thereto following Closing.


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                  2.  Purchase Price.

                  A. Subject to adjustment as provided herein, the total purchase price to be paid for the Properties (the "Purchase Price") is the sum of the Closing Funds (as hereinafter defined) plus the Assigned Debt (as reduced in accordance with Section 15 A.(6) hereto, such reduction to be memorialized by an amendment to the Assigned Debt substantially in the form of Exhibit U-2) plus the Assumed Debt plus the amount, if any, payable to Seller pursuant to an agreement in the form of Exhibit BB annexed hereto (the "Future Payments Agreement") to be delivered by Purchaser to Seller.

                  B. The total closing funds to be paid to Seller is the sum of TWO HUNDRED THOUSAND ($200,00.00) DOLLARS (the "Closing Funds"). The Closing Funds shall be payable by Purchaser on the Closing Date by wire transfer of immediately available funds, and any amounts payable under the Future Payments Agreement shall be payable as, if, and when provided therein.

          C. All amounts used in this Agreement, unless expressly noted to the contrary, refer to Canadian Dollars ($CDN).

                  D. The parties agree that the Purchase Price shall be allocated among the Properties and shall be further allocated between land, buildings, personal property and goodwill, all as set forth on Exhibit A-2 (the "Allocation"). The parties agree that the Allocation has been arrived at by a process of arm's-length negotiations, including the parties' best judgment as to the fair market value of each respective asset, and the parties specifically agree to the Allocation as final and binding, and will consistently reflect the Allocation on their respective Canadian and United States federal, provincial and local tax returns. Seller shall execute such tax related statements and certifications as may be reasonably requested by Purchaser in connection with the Allocation.


         3.  Status of Title to Properties.

                  A. The Properties shall be sold, assigned and conveyed by Seller to Purchaser, and Purchaser shall accept same, subject only to the following (collectively, the "Permitted Encumbrances"):

                    (i) those encumbrances and other matters expressly listed for the Properties set forth in Exhibit H hereof, as, if necessary, the same Exhibit H shall be updated at or prior to Closing with such additional exceptions to title as Purchaser in its sole and absolute discretion elects to accept as Permitted Encumbrances;

               (ii) the state of facts disclosed on the surveys of the Properties identified in Exhibit H-1 hereof the (the "Surveys");


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                  (iii) provisions of all laws, ordinances and regulations
         affecting the Properties, including but not limited to zoning and building laws, provided that (x) the present use and operation of the Properties is in compliance with same, and (y) the present use and operation of the Properties does not constitute a non-conforming use;

                   (iv)    the occupancy rights of transient lodging guests;

                    (v)    the Space Leases;

                   (vi) the security on the Properties more particularly described on Exhibit U hereof securing that certain indebtedness of Seller to be assumed by Purchaser in the aggregate principal amount of $9,993,341.37 (as of March 29, 1996) evidenced and governed by the agreements described in Exhibit U (the Assumed Debt");

                  (vii) the security on the Properties more particularly described on Exhibit U-1 hereof securing that certain indebtedness of Seller to be assigned to BFC in the aggregate principal amount of $117,301,782.70 (as of March 29, 1996) evidenced and governed by the agreements described in Exhibit U-1 as reduced pursuant to an agreement substantially in the form of Exhibit U-2 immediately prior to the acquisition by BFC (collectively, the "Assigned Debt");

                  (viii) the liens of any real estate or personal property taxes, assessments, and water, sewer or fire service charges, provided apportionment of same is properly reflected in the Working Capital Adjustment made pursuant to Section 6; and

                   (ix) any other matter or thing affecting any of the Properties which Purchaser may, in its sole discretion, expressly agree in writing to take subject to or to waive pursuant to the provisions of this Agreement.

               B. The interest in the Real Estate to be conveyed to Purchaser described (i) in Exhibit A is a freehold interest and (ii) in Exhibit A-1 is a leasehold interest.


                  4.  Title Report, Objections to Title.

               As a condition to Closing Purchaser, not less than thirty (30) days prior to Closing, shall have received (i) a draft title opinion for each Property substantially in the form annexed hereto as Exhibit EE and satisfactory to Purchaser from Davies, Ward & Beck with respect to the Ontario Properties and extra-provincial agents with respect to non-Ontario Properties, which opinions shall expressly permit reliance thereon by Purchaser's lenders and such other persons as Purchaser shall direct, (collectively, the "Title Opinions"), (ii) the Surveys for each Property addressed to Purchaser for its reliance and dated by each surveyor not earlier than 90 days prior to closing and (iii) a copy of all documents evidencing any encumbrances to title of the Properties (other than the Permitted Encumbrances). Purchaser

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



will notify Seller of any mortgages, restrictions, covenants, easements, charges, security interests, liens, hypothecations and other encumbrances affecting the Properties (other than the Permitted Encumbrances) disclosed in the Title Opinions, the Surveys, and the documents referred to in clause (iii) above which Purchaser is not required to accept under the terms of this Agreement (the "Title Objections"). Seller shall be obligated to discharge, or cause to be discharged, all Title Objections on or prior to Closing. Seller shall be obligated to take whatever action and pay whatever sums may be required to remove such Title Objections. Any amount expended by Seller or, if Purchaser so elects to cure any Title Objections in its sole discretion, by the Purchaser, shall be properly reflected as Additional NLC Debt/Equity pursuant to Section 6. If Seller is unable to eliminate all Title Objections (or any other exceptions that are subsequently reported which Purchaser is not required to accept, which shall thereafter become Title Objections) by the Closing Date, then Seller shall so notify Purchaser in writing and Purchaser shall thereafter notify Seller in writing of its election, which election may be made in its sole discretion, to either (i) accept the affected Property or Properties subject to such Title Objections and the reasonably estimated costs of curing/removing such remaining Title Objections shall be properly reflected as Additional NLC Debt/Equity pursuant to Section 6, or (ii) terminate this Agreement with respect to one or more of the affected Property or Properties, in which event this Agreement shall remain in full force and effect except that Seller shall not convey those Properties which Purchaser elects not to accept and there shall be an equitable reduction of the Purchase Price, Assumed Debt and Assigned Debt in accordance with the Allocation set forth on Exhibit A-2 or
(iii) terminate this Agreement by notice given to Seller, in which event this Agreement shall terminate and neither party hereto shall have any further obligations hereunder (except those expressly stated to survive the termination of this Agreement).

                  At Closing, Purchaser shall have received original Title Opinions dated the Closing Date, which Title Opinions shall update to the Closing Date the draft title opinions delivered under paragraph 4(i).


                  5.  Closing, Closing Date.

                  Subject to the compliance or waiver of the various conditions set forth herein, the payment of the Closing Funds, the delivery of possession to the Properties, the assumption of the Assumed Debt, the acquisition of the Assigned Debt by BFC, the delivery of the documents described in Section 16 and the closing of the other transactions, obligations and activities contemplated to take place hereunder (collectively, the "Closing") shall occur within ten
(10) business days of receipt of all necessary consents hereunder or such other date to which Seller and Purchaser mutually agree in writing but in any event no later than December 31, 1996 (the "Closing Date") at the offices of Fraser & Beatty, Barristers and Solicitors, 1 First Canadian Place, Toronto, Ontario.


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                  6.  Working Capital Adjustment.

                  A. Purchaser and Seller shall determine the Working Capital with respect to the Business after the Closing as specified in this Section 6 and Exhibit CC (the "Working Capital Adjustment").

                  B. The amount of (i) any Working Capital deficit as set forth in the final Statement (the "Final Statement") accepted, or deemed accepted, by Purchaser and Seller (the "Closing Working Capital"), if and to the extent Purchaser or its affiliates contributes, or arranges for an affiliate to loan to restore such deficit in Closing Working Capital including, without limitation, past due Property Taxes plus (ii) all costs and expenses incurred by Purchaser, without duplication, in curing Title Objections (including, without limitation, past due Taxes) or of realization in respect of any security encumbered by the Assigned Debt in order to obtain for Purchaser or an affiliate thereof fee simple title to the Properties free and clear of any third party interests or encumbrances whatsoever (other than the Permitted Encumbrances) or otherwise in performing obligations and covenants of Seller hereunder shall be defined as "Additional NLC Debt/Equity". Additional NLC Debt/Equity shall be deemed contributed, without duplication, as NLC Debt/Equity Investment under the Future Payments Agreement on the date each of such costs and expenses are incurred by Purchaser (but in no event earlier than the earlier to occur of (i) closing date of the acquisition of the Assigned Debt or (ii) the Closing Date hereunder).

                  C. (i) (A)Within sixty (60) days following the Closing Date, Seller shall prepare and deliver to Purchaser the statement (the "Statement") setting forth the Working Capital of the Seller as of the Closing Date, together with the certified report thereon of Deloitte & Touche, Chartered Accountants (the "Seller's Accountants") prepared in accordance with the professional standards as set out in the CICA Handbook and stating that the Statement fairly presents the Working Capital of the Seller on the Closing Date in conformity with the standards set forth in this Section 6 and Exhibit CC and
(ii) within thirty (30) days after Seller delivers the Statement pursuant to
Section 6 C.(i)(A), Purchaser shall prepare and deliver to Seller the Additional NLC Debt/Equity statement (the "Additional NLC Debt/Equity Statement"), setting forth the Additional NLC Debt/Equity of Purchaser together with report thereon of David Berdon & Co. LLP, prepared in accordance with U.S. GAAP (as defined herein) stating that the Additional NLC Debt/Equity Statement fairly presents the Additional NLC Debt/Equity contributed by Purchaser and its affiliates as of the date noted in such Statement (which date shall be a date later than the date of the Statement); and (iii) from time to time, Purchaser shall deliver to Seller revised Additional NLC Debt/Equity Statements setting forth revised calculation of the Additional NLC Debt/Equity of Purchaser together with report thereon of David Berdon & Co. LLP, prepared in accordance with U.S. GAAP (as defined herein) stating that such revised Additional NLC Debt/Equity Statement fairly presents the Additional NLC Debt/Equity and the NLC Debt/Equity Investment contributed by Purchaser as of the date stated in such Statement.


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                  D. If Purchaser and Seller and their respective accountants are unable to resolve any dispute within 30 days of Seller's delivery of the Statement or Purchaser's delivery of the Additional NLC Debt/Equity Statement, as the case may be, then such dispute shall be resolved by a jointly selected United States "Big Six" accounting firm retained to resolve any disputes between Purchaser and Seller over any item contained in the Statement or the Additional NLC Debt/Equity Statement (the "Independent Accounting Firm"), as the case may be, which shall make its determination as promptly as practicable, and such determination shall be final and binding on the parties. The Independent Accounting Firm shall, acting as experts and not as arbitrators, determine on a basis of the standards set forth in this Section 6 and Exhibit CC and this Agreement, and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Statement or the Additional NLC Debt/Equity Statement, as the case may be, requires adjustment. If the Seller and the Purchaser cannot jointly agree on the identity of the Independent Accounting Firm, then Seller and Purchaser shall each submit to their respective accountants the name of an accounting firm which does not at the time and has not in the prior two years provided services to the Seller or Purchaser or any of Purchaser's shareholders or any of their respective affiliates, and the Independent Accounting Firm shall be selected by lot from these two firms by the respective accountants of the two parties. Any expenses relating to the engagement of the Independent Accounting Firm shall be properly reflected in the Final Statement. The Statement and the Additional NLC Debt/Equity Statement, as the case may be, as modified by resolution of any disputes by Purchaser and the Seller or by the Independent Accounting Firm shall be the Final Statement and the Additional NLC Debt/Equity Statement, as the case may be. The Final Statement and the Additional NLC Debt/Equity Statement, as the case may be, shall be deemed final for the purposes of this
Section 6 upon the earliest of (i) the failure of either party to notify the other of a dispute within 30 days after delivery of the Statement and the Additional NLC Debt/Equity Statement to Purchaser and Seller, as the case may be, or (ii) the resolution of any disputes by the Purchaser and Seller and their respective accountants pursuant to this Section 6(D) and (3) the resolution of any dispute pursuant to this Section 6(D) by the Independent Accounting Firm.


                  7.  Accounts Receivable/Payable.

                  A. This sale includes all accounts receivable of Seller for room, food and beverage and other guest charges incurred at the Properties as of the Closing Date, as shown on Exhibit G-1 hereof (the "Accounts Receivable"). If Seller receives or collects any Accounts Receivable after the Closing Date, Seller shall hold same in trust for the benefit of Purchaser and shall deliver same promptly to Purchaser upon receipt thereof.

                  B. Seller agrees to indemnify Purchaser, its successors and assigns, from and against any and all loss, damage, cost, charge, liability or expense (including court costs and reasonable lawyers' fees and disbursements) incurred by Purchaser for any accounts payable for goods supplied or services performed prior to the Closing Date to or for either Seller or

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any of the Properties, and for any sales taxes and/or hotel/motel occupancy taxes, if any, due in connection with the rental of rooms, the sale of goods or the performance of services prior to the Closing Date, except to the extent properly reflected in the Working Capital Adjustment made pursuant to Section
6. Purchaser agrees to indemnify Seller, its successors and assigns, from and against any and all loss, damage, cost, charge, liability or expense (including court costs and reasonable lawyers' fees and disbursements) incurred by Seller for any accounts payable for goods supplied or services performed on or after the Closing Date (or prior to the Closing Date to the extent properly reflected in the Working Capital Adjustments made pursuant to Section 6) to or for either Purchaser or any of the Properties, and for any sales taxes and/or hotel/motel occupancy taxes, if any, due in connection with the rental of rooms, the sale of goods or the performance of services on or after the Closing Date.

                  C. Except as expressly provided in this Agreement or identified on any Exhibit attached hereto (provided that, in the case of any document, a true, accurate and complete copy thereof has been exhibited to, and receipted by, Purchaser before Closing) or as expressly provided in any agreement executed and/or delivered at the Closing, Purchaser shall not and does not assume or undertake any responsibility for any liability or obligation of Seller, fixed or contingent, disclosed or undisclosed, and assumes no liability for any claims, debts, defaults, duties, taxes, obligations or liabilities of Seller of any kind or nature, whether known or unknown, contingent or fixed, all of which shall be retained by Seller, and Seller shall and hereby agrees to defend, indemnify and hold Purchaser harmless from and against any and all costs, expenses, losses or liabilities, including reasonable lawyers' fees and disbursements, suffered or incurred by Purchaser arising out of any such liability or obligation, including, without limitation, any transferee liability, except to the extent Purchaser has expressly assumed or indemnified Seller against any such liability or obligation. Purchaser shall and hereby agrees to indemnify and hold Seller harmless from and against any and all costs, expenses, losses or liabilities, including reasonable lawyers' fees and disbursements, suffered or incurred by Seller arising out of any liability or obligation expressly assumed by Purchaser hereunder or in any agreement executed and/or delivered at the Closing, or for which Purchaser has indemnified Seller, or in connection with matters relating to the ownership and operation of the Properties from and after the Closing.

          D. The provisions of this Section 7 shall survive the Closing.


                  8.  Transaction Costs.

                  A. All land and other transfer taxes, conveyance taxes, registration fees, deed or documentary stamps, sales taxes and other similar charges due in connection with the sale, transfer and conveyance of the Properties, all pre-approved closing costs, all of which are identified on Exhibit DD, all title charges for any title searches and the cost of obtaining current surveys of the Properties and all registration fees for the deeds and all mortgage and

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other security, registration or indebtedness for taxes and fees due in connection with Purchaser's financing, if any, and the fees and disbursements of each parties' respective lawyers, accountants and other professionals (collectively, "Transaction Costs") shall be properly reflected as Additional NLC Debt/Equity for purposes of Section 6.

               B. The provisions of this Section 8 shall survive the Closing.

                  9.  Reservation Deposits.

                  A. On the Closing Date the aggregate amount of any deposits ("Reservation Deposits") received by Seller (whether paid in cash or by credit card) as a downpayment for reservations ("Reservations") made for rooms, banquets, meals or other services to be supplied from and/or after the Closing Date shall be properly reflected as deferred revenue in the Working Capital Adjustment made pursuant to Section 6.

                  B. Seller hereby indemnifies and holds Purchaser harmless from and against all claims by and liabilities to any person resulting from (x) Seller's failure to properly reflect in the Working Capital Adjustment made pursuant to Section 6 any Reservation Deposits received by Seller prior to the Closing Date and (y) Seller's failure to pay over or credit to Purchaser any Reservation Deposits paid to Seller for the period from and after the Closing Date. Purchaser hereby indemnifies and holds Seller harmless from and against all claims by and liabilities to any person resulting from Purchaser's failure to honor or return any Reservation Deposit paid or credited to Purchaser.

               C. The provisions of this Section 9 shall survive the Closing.


                  10.  Safes and Baggage.

                  A. On the Closing Date Seller shall cause the delivery to Purchaser of all of Seller's keys to all safes and safety deposit boxes (collectively, the "safes") at the Properties not then in use by guests at the Properties. On or prior to the Closing Date, Seller shall give written notices to those persons who have deposited items in the safes, advising them of the sale of the applicable Property to Purchaser and requesting the removal or verification of their contents in the safes on the Closing Date. All such removals or verifications on the Closing Date shall be under the supervision of Seller's and Purchaser's respective representatives. All contents which are to remain in the safes shall be recorded. Items belonging to guests who have not responded to such written notice by so removing or verifying their safe contents by the end of the day shall be recorded in the presence of the respective representatives. Any such contents so verified or recorded shall be the responsibility of Purchaser and Purchaser hereby agrees to indemnify, defend and hold Seller harmless from any liability therefor (including, without limitation, reasonable lawyers' fees and disbursements). Seller hereby agrees to indemnify and hold Purchaser harmless from any liability (including, without limitation, reasonable lawyers' fees and disbursements)

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arising from claims by guests for any loss of contents in the safes not verified or recorded on the Closing Date.

                  B. On the Closing Date representatives of Purchaser and Seller shall take an inventory of all baggage, valises, trunks and parcels and all laundry or valet packages checked or left in the care of Seller at the Properties. From and after the Closing Date, Purchaser shall be responsible for all items listed in said inventory and Purchaser hereby indemnifies and agrees to hold Seller harmless from any liability therefor (including reasonable lawyers' fees and disbursements). Seller shall remain liable for any negligence or malfeasance with respect to such baggage which occurred prior to the Closing Date as well as for claimed omissions from said inventory, and hereby indemnifies and agrees to hold Purchaser harmless from any liability therefor (including reasonable lawyers' fees and disbursements).

               C. The provisions of this Section 10 shall survive the Closing Date.

                  11.  Bulk Sales Law.

                  Seller has determined and hereby represents and warrants to the Purchaser that the only bulk sales law that applies to the transactions contemplated by this Agreement are the provisions of the Bulk Sales Act (Ontario) and of Section 1767ff of the Civil Code of Quebec respecting bulk sales. Seller shall comply with such laws in a manner reasonably acceptable to Purchaser and hereby agrees to indemnify, hold harmless and defend Purchaser from and against any loss, cost, damage, liability, claim or expense (including, without limitation, reasonable lawyers' fees and disbursements) on account of claims of Seller's creditors arising from Seller's failure to comply with any applicable bulk transfers laws (except to the extent of Seller's liabilities are properly reflected in the Working Capital Adjustment or disclosed in exhibits to this Agreement), which indemnity shall survive the Closing Date. Compliance with such bulk sales laws to Purchaser's satisfaction shall be a condition of Closing hereunder.


                  12.  Liquor Licenses.

                  A. Prior to the Closing Date, Seller shall coordinate with Purchaser, at Purchaser's expense, to have all existing liquor licenses at the Properties transferred to Purchaser or to an entity designated by Purchaser, or shall, at Purchaser's expense, have new liquor licenses issued in the name of Purchaser or an entity designated by Purchaser, in either case in accordance with all Laws (as defined below). Seller shall, at Purchaser's expense, obtain the approval of the applicable provincial and local authorities for such transfer or issuance. In the event that such transfer or issuance has not been approved prior to the Closing Date, Purchaser may elect, in its sole discretion, either to (i) postpone the Closing until such transfer or issuance has occurred or (ii) elect to proceed to Closing, in which event Seller shall cooperate with Purchaser, at Purchaser's expense, to permit the

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continued sale of alcoholic beverages at the Properties after the Closing in accordance with all Laws, notwithstanding the sale of the Properties to Purchaser, until such approval has been obtained. Seller agrees to execute such leases, management agreements and other documents, as are legal, reasonable and customary in the respective jurisdictions to permit the continued sale of alcoholic beverages at the Properties after the Closing pending such approval. Any costs incurred by Purchaser under this Section 12 shall be treated as Additional NLC Debt/Equity for purposes of Section 6.

               B. The provisions of this Section 12 shall survive the Closing.


                  13.  Representations and Warranties.

               A. Seller, Nominees, Syndicated GP and 1002370 hereby jointly and severally represent and warrant to Purchaser as follows:

                  (1) As of the date hereof, Seller is, and will be as of the Closing, a limited partnership duly organized, validly existing and not dissolved and shall have paid all applicable filing fees under the laws of the Province of Ontario and in all other jurisdictions it is legally required to pay such fees and is duly licensed, qualified and registered to do business and in good standing as an extra-provincial limited partnership under the laws of each jurisdiction where the nature of the business transacted by it requires such licensing, qualification or registration.

                  (2) As of the date hereof, Seller has, and as of the Closing Seller will have, all requisite power, authority and legal right to own and operate the Properties including the Buildings relating thereto and to carry out its obligations arising out of or in connection with the conduct of the Business.

                  (3) As of the date hereof and at Closing, Syndicated GP has approved the transactions contemplated hereby. As of the date hereof, Seller has the requisite power and authority to execute and deliver, and will have as of the Closing the power and authority to perform, its obligations under this Agreement and to consummate the transactions contemplated hereby. As of the Closing Date, Seller will have the power and authority to execute, deliver and perform its obligations under any other agreement or instrument contemplated hereby or thereby (collectively, the "Seller Transaction Documents"). As of the Closing Date, each of Seller Transaction Documents shall have been duly authorized, executed and delivered by Seller and each shall be the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to the availability of equitable remedies and the effect of general principles of equity. The persons executing this Agreement on behalf of Seller, the Nominees, 1002370 and Syndicated GP, respectively, have been duly authorized to do so.

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                  (4) Except as set forth on Exhibit I hereto, the Assigned
Debt and the Assumed Debt, as of the date hereof and at Closing no consent, approval, waiver, permit, license or order of, or filing or registration with, any foreign, federal, territorial, provincial, municipal or local court, private arbitration tribunal, governmental department, agency, board or commission, regulatory authority, or other governmental, quasi-governmental or administrative body, subdivision, agency or instrumentality having or asserting jurisdiction over Seller (collectively, "Governmental Authority") or third party is required to be obtained by Seller in connection with (i) the execution, delivery and performance by Seller of each of the Seller Transaction Documents and (ii) the consummation by Seller of the transactions contemplated hereby and thereby, except for third party consents that are required under the Service Contracts, Equipment Leases or Billboard Leases that are terminable at Purchaser's option without cause or cost and effective as of the Closing Date ("Immaterial Contracts"). Except as set forth on Exhibit I-1, at Closing, Seller shall have obtained each and every consent, approval, waiver, permit, license or order of, and made each filing or registration with, any Governmental Authority or third party required in connection with (i) the execution, delivery and performance of each of Seller Transaction Documents by Seller and (ii) the consummation by Seller of the transactions contemplated hereby including, without limitation, the assumption of the Assumed Debt and the assignment of the Assigned Debt, except for those consents which are required under Immaterial Contracts (collectively, "Required Consents").

                  (5) As of the date hereof and at Closing, none of the execution, delivery or performance by Seller of the Seller Transaction Documents, nor the consummation by Seller of the transactions contemplated in any of the Seller Transaction Documents, will (i) violate any provision of the Organizational Documents (as defined below), (ii) except as set forth on Exhibits I or I-1, violate or be in conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the creation or imposition of, any Lien or (iii) subject to the veracity of Section 13.C. hereof, violate any statutes, laws, governmental ordinances, rules, regulations, decrees, orders or requirements of any Governmental Authority (collectively, "Laws"). As used herein, the term "Lien" means any lien, mortgage, equity, restriction, charge, hypothec, option, contractual restriction on transfer, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other claim or interest against the Properties securing any indebtedness, any agreement to create or confer any of the foregoing, whether arising by agreement or under any Laws or otherwise or any agreement or instrument to which Seller is a party or by which Seller is or will then be bound or to which Seller (or any of its assets) is or will then be subject of every kind and nature whatsoever.

                  (6) (a) As of the date hereof (subject to the undivided interests of the parties identified on Exhibit H-2 in the Kitchener Property, the Sudbury Property and the London Property, respectively) and at Closing, Seller shall be the beneficial owner of each of the Properties, and will have good and marketable title thereto in fee simple (and good and valid leasehold title to the Edmonton West Property) in all cases, free and clear of any Liens,

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



other than only the Permitted Encumbrances and the taxes payable in respect of the Properties ("Real Estate Taxes") identified, with respect to each of the Properties, on Exhibit J.

                  (b) Except as expressly provided in this Agreement, Seller has not committed nor obligated itself in any manner whatsoever to sell, lease or encumber any of the Properties or any interest therein to any party other than Purchaser (whether by law, pre-emptive or contractual). No rights of first refusal regarding any of the Properties exist under the Organizational Documents (defined below) of Seller or under any agreement by which Seller may be bound or affected, other than (w) the Franchise Agreements, (x) the Edmonton West Property ground lease (y) the Edmonton South Property (i) joint venture agreement and (ii) memorandum of agreement regarding cash flow distribution, identified on Exhibit H-2 (collectively, the "Edmonton South Agreements"), and
(z) the existing management agreements identified on Exhibit TT attached hereto (which existing management agreements and all rights of first refusal contained therein will be terminated as a condition precedent to Closing hereunder).

                  (c) Except as expressly provided in Exhibit H-2, there are no unrecorded or undisclosed legal or equitable interests in any of the Properties owned or claimed by any party other than Seller.

                  (d) The Nominees hold, on behalf of the Seller, good and marketable legal title to the Properties identified on Exhibit FF pursuant to certain nominee agreements identified on said exhibit (the "Nominee Agreements") free and clear of any Liens, encumbrances and other matters, other than the Permitted Encumbrances. The Nominees, on behalf of the Seller, have held legal title to the Properties for at least two years prior to the date hereof. Seller shall not amend the Nominee Agreements prior to Closing except as expressly directed by Purchaser. Each of the Nominees has been duly formed, is validly existing and in good standing in its Province of registration, has not been dissolved and has all requisite power and authority to carry on its respective business as such businesses are now carried on or proposed to be carried on, and is duly qualified and authorized to carry on its respective business whatsoever. The Nominees do not carry on business in their own right, and any action undertaken or document executed by any of the Nominees is done solely as bare trustee with respect to the Properties on the direction of Seller. Except as provided in the immediately preceding sentence, other than holding legal title to certain of the Properties pursuant to the Nominee Agreement to which it is a party, none of the Nominees has transacted any business or has any assets or liabilities save and except nominal capital received by each of the Nominees for their incorporating shares. All assets owned by the Nominees are the beneficial property of Seller and pertain to the Properties. Seller and Syndicated GP own (100%) of the legal and beneficial title to each of the Nominees free and clear of all Liens or other encumbrances and in accordance with all Laws.

                  (e) Seller owns all of the issued and outstanding shares of 1002370, free and clear of all liens or other encumbrances and in accordance with all Laws.

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




                  (f) 1002370 is the sole beneficial and legal owner of the former CIBC construction financing debt as described in Exhibit H in respect of the Ingersol, Kitchener, London, Sudbury and Laval properties, secured by first charges on each of such five (5) Properties, and that 1002370 has taken no act to encumber or assign such debt except to Seller.

                  (7) As of the date hereof and as of the Closing, Exhibit K annexed hereto and made a part hereof identifies each document pursuant to which Seller is organized and governed, including all declarations of limited partnership and agreements of limited partnership, certificates or articles of incorporation and by-laws and all amendments thereto and all other agreements among any legal or beneficial owners of interests in such entities (collectively, the "Organizational Documents"). The Organizational Documents are in full force and effect and true and complete copies of all the Organizational Documents have been made available by Seller to Purchaser and, as of the Closing, true, correct and complete copies of all the Organizational Documents shall have been delivered by Seller to Purchaser. None of the foregoing entities and no partner of Seller is in material default of any of its obligations under the Organizational Documents, and no event has occurred or is continuing, and no condition exists, which, with the passage of time or the giving of notice, or both, would constitute a default by any such entity.

                  (8) As of the date hereof, and at Closing, except as expressly provided in Exhibit E-1, none of the Space Leases set forth on Exhibit E and none of the rents or other amounts payable thereunder have been assigned, pledged or encumbered by Seller other than as provided in the Assumed Debt and the Assigned Debt. Each of said Space Leases is in full force and effect and, except as expressly provided in Exhibit E-2, there are no defaults thereunder (alleged or otherwise) by either landlord or tenant, nor has there occurred any event which with the giving of notice or the passage of time or both would constitute a default thereunder. No rent or additional rent due under the Space Leases has been paid beyond the current month. There are no security deposits or advance payments of rent being held by Seller pursuant to any of the Space Leases except as set forth on Exhibit E. All of the tenants named in the Space Leases are in possession of the spaces leased to them and conducting business in the ordinary course. No brokerage or leasing commission, fee or other compensation is or will be due as of the Closing Date or thereafter in connection with any Space Lease or any renewal or extension thereof. All decorating, installation, alteration and repair work which the landlord was or may be obligated to perform for any tenant prior to the Closing Date has been performed or will be performed prior thereto at the cost of Seller, except as expressly provided in Exhibit E-2. True and correct copies of each Space Lease (including any agreement or letter modifying or supplementing the terms thereof) have been delivered to Purchaser.

                  (9) As of the date hereof and at Closing, there are no commercial or residential lessees, tenants or other occupants at any of the Properties except pursuant to the Space Leases as described on the rent rolls delivered to Purchaser or its representatives, which are annexed hereto and made a part hereof as Exhibit E-3 (collectively, the "Rent

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



Rolls") or transient hotel invitees. The Rent Rolls are true, accurate and correct with respect to all Space Leases, leases and all other non-lease tenancies (all such tenancies, collectively, the "Tenancies") affecting each Property, and contain the following information: (A) the location of the portion of the premises to which the Space Leases and Tenancies relate; (B) the name of the existing tenant(s) or, if the unit is vacant, a notation indicating the vacancy; (C) the expiry date of the existing term thereof; and (D) the monthly rentals and other payments, if any, payable thereunder.

                  (10) As of the date hereof, Exhibit J identifies the real estate taxes for each of the Properties. Except as expressly provided in Exhibit J-1, neither Seller, 1002370 nor any of the Nominees has received written notice of any special assessments, local improvement charges, reassessments or other levies affecting any of the Properties.

                  (11) As of the date hereof, all licenses, permits, approvals, consents, registrations, certificates and other authorizations ("Licenses") that are necessary and required by Law in connection with the use and operation of the Properties and Business are listed in Exhibit L annexed hereto and made a part hereof. True and correct copies of all Licenses have been made available by Seller to Purchaser. Such Licenses are in full force and effect; none of Seller, 1002370 or any of the Nominees has taken any action that could (or failed to take any action the omission of which could) result in the revocation or limitation of any such Licenses; and Seller, 1002370 and the Nominees have not received any written notice of violation from any Governmental Authority or notice of an intention by any such Governmental Authority to revoke any certificate of occupancy or other License issued by it in connection with the use and operation of any Properties, that in each case has not been cured or otherwise resolved to the satisfaction of such Governmental Authority. The sale and service of alcoholic beverages at each of the Properties (other than portions of the Properties which are leased to third parties pursuant to the Space Leases) has been in compliance with all applicable laws and regulations and Seller has no knowledge of any violation or alleged violation of any such laws or regulations during its period of ownership (including any act or omission by tenants under the Space Leases).

                  (12) As of the date hereof, Seller has continuously maintained insurance since taking title to each Property and now maintains insurance on the Properties and on its businesses and personnel as disclosed on Exhibit M. Exhibit M lists all insurance policies presently affording coverage with respect to each Property and the information contained therein is accurate in all material respects as of the date hereof. As of the Closing, Seller shall have continuously maintained such insurance since taking title to each Property (in such amounts and with such deductibles and coverage limits as so indicated on Exhibit M), and shall then have on each Property and on the business and personnel insurance coverage as shown on Exhibit M. Seller does not have any liability which, in accordance with Canada GAAP (defined hereinafter), would be required to be reported on the financial statements of Seller to properly reflect the financial condition or results of operations of Seller.

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



                  (13) As of the date hereof and at Closing, except as listed in Exhibit N annexed hereto and made a part hereof and except for such claims as are fully covered by insurance (subject to any applicable deductibles), which covered claims are listed in Exhibit N-1 hereto, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any Governmental Authority relating to, or, to the knowledge of Seller, 1002370 or the Nominees, threatened in writing against, Seller, 1002370, the Nominees, the Properties or any of Seller's other assets.

                  (14) As of the date hereof and at Closing, Seller has delivered to Purchaser true and correct copies of the comprehensive reports, drafts, studies and other diligence listed on Exhibit O annexed hereto and made a part hereof for each Property (the "Property Reports"), which Property Reports include all comprehensive engineering reports with respect to the Properties commenced by, prepared for, or delivered to, Seller or Syndicated GP.

                  (15) As of the date hereof and at Closing, except as set forth in Exhibit P hereto ("Environmental Conditions"), there is no material work currently being performed at any Property, nor is any such work required, in order to bring such Property into compliance with any federal, provincial or local law, statute, ordinance, rule, regulation, guideline, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, and Seller and each Property are in compliance with all applicable Environmental Laws other than as shown on Exhibit P. As used in this Agreement, the term "Environmental Laws" means all applicable federal, provincial, municipal, local and international laws, statutes, ordinances, by-laws, codes, regulations, treaties, conventions and the like and all applicable policies, guidelines, orders, directives, decisions and the like rendered or promulgated by any court, ministry, or administrative or regulatory agency or body whatsoever (including international organizations formed by or participated in by any national or provincial government or representatives thereof) related to the protection or preservation of the environment (or any portion thereof), health and safety or the manufacture, processing, distribution, use, treatment, storage, disposal, discharge, transport, handling, containment, cleanup or other remediation of Hazardous Substances, including, without limitation, the Environmental Protection Act (Ontario), the Ontario Water Resources Act (Ontario), the Waste Management Act and Waste Management Amendment Act, 1993 (British Columbia), the Environmental Management and Protection Act (Saskatchewan), Environment Act (Manitoba), the Environmental Quality Act (Quebec), the Occupational Health and Safety Act (Ontario), the Environmental Protection and Enhancement Act (Alberta) and the Canadian Environmental Protection Act (Canada). As used herein, the term "Hazardous Substances" means any waste, hazardous substance, chemical,

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



contaminant, toxic substance, special waste, dangerous good, deleterious substance or pollutant regulated or controlled pursuant to any Environmental Laws.

                  (16) As of the date hereof, Seller has delivered to Purchaser true and correct copies of all environmental reports, drafts, studies, tests, assessments and other diligence relating to the Business or the Properties or their use which are or with reasonable effort could be in the Seller's possession or under its control, which reports, drafts, studies and other diligence are listed on Exhibit Q hereto (the "Environmental Reports"). Neither Seller, 1002370 nor the Nominees have caused any other investigations or studies, other than the Environmental Reports, to be commenced concerning Hazardous Substances in compliance with Environmental Laws at the Properties. Other than as shown in Exhibit Q-1, none of Seller, 1002370 or the Nominees has caused, or as of the Closing has caused or permitted, nor has there been any release or discharge of any Hazardous Substances on, under or from or in connection with the Properties or any portion thereof. Other than as shown on Exhibit Q-1, there are no administrative, regulatory or judicial proceedings or notices pending or, to Seller's or Nominee's knowledge, threatened against Seller arising out of or relating to the presence of Hazardous Substances at, on, in, under, about or affecting any of the Properties or any portion of the Properties. Other than as shown on Exhibits Q and Q-2, to Seller's knowledge there are no historical or offsite environmental conditions that could affect any of the Properties.

                  (17) As of the date hereof, neither Seller, 1002370 nor the Nominees have received any notice of any pending or threatened expropriation affecting any of the Properties or any portion thereof.

                  (18) Attached hereto as Exhibit R are the audited consolidated balance sheets and statements of income, changes in the equity, and cash flow as of and for the fiscal period ended September 30, 1995, for Seller (the "Financial Statements"). The Financial Statements have been prepared in accordance with Canadian generally accepted accounting principles and practices ("Canada GAAP") applied on a consistent basis throughout the periods covered thereby, have been audited by Seller's Accountants, and present fairly the financial condition and results of operations of Seller. Also attached hereto as Exhibit R are the latest available internally prepared unaudited financial statements for Seller, which have also been prepared in accordance with Canada GAAP applied on a consistent basis and on a basis substantially consistent with the Financial Statements and which present fairly the financial condition and results of operations of Seller during the period since September 30, 1995. Seller has not, and as of the Closing Date, will not have changed its accounting practices or its accounting or tax methods or practices including, without limitation, its policies, relating to capitalization of fixed assets, bad debts, expenses, depreciation or amortization policies, or made any tax elections. If any of the Financial Statements has not been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis through the periods covered thereon, then Seller shall provide a reconciliation of such Financial Statement to U.S. GAAP purposes. The fact that a Working Capital Adjustment has been made with respect to any matter

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



(including, without limitation, treating a liability assumed as Additional NLC Debt/Equity pursuant to Section 6 hereof) shall not be deemed a waiver by Purchaser of, or a limitation of Seller's liability with respect to, a breach by Seller of its representations, warranties or covenants set forth herein.

                  (19) Since September 30, 1995, except as set forth on Exhibit Z, there has not been any material adverse change in the assets, liabilities, business, financial condition, operations or results of operations of Seller.

                  (20) Seller, 1002370 and the Nominees and the Properties are and have been each in material compliance with all applicable Laws (including Environmental Laws) having jurisdiction over them or their assets or the Properties and they have obtained and complied with all Licenses of Governmental Authorities required in connection with the Business and the Properties as presently operated. Neither Seller, 1002370 nor the Nominees has received any written notice that it is not in such compliance, except as expressly set forth in the Exhibits to this Agreement.

                  (21) As of the date hereof, Seller has not, and prior to the Closing Seller will not have, made any claim under any of the Title Opinions.

                  (22)  A.  Employees.  Exhibit QQ contains:

                  (a) the names and titles of all individuals who are full-time, part-time or casual employees or individuals engaged on contract to provide employment services or sales or other agents or representatives of the Seller employed or engaged at the Properties (the "Employees");

                  (b)      the date each existing Employee was hired;

               (c) a list of all written employment contracts between the Seller and Employees;

                  (d) the rate of remuneration of each Employee at the date hereof, any bonuses paid since the end of Seller's last completed financial year and all other bonuses, incentive schemes and benefits to which such Employee is entitled;

               (e) the amount of vacation pay to which each Employee is entitled on the date hereof;

                  (f) the names of all employees of the Seller on disability, the nature of their disability, whether they are expected to return to work and if so, when, and the nature of the benefits to which such disabled employees are entitled from the Seller; and

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



               (g) particulars of all other material terms and conditions of employment or engagement of the Employees and the positions held by them.

                  Except as disclosed in Exhibit QQ-1, no Employee is employed under a contract which cannot be terminated by the Seller with or without notice, except for those Employees who are employed on indefinite hirings requiring reasonable notice of termination by applicable Law. To the best of Seller's knowledge, no Employee is bound by any third-party non-competition or similar covenant or any confidentiality agreement which could prevent or restrict such Employee from performing services for the Seller or the Purchaser.

                  B. Collective Agreements. Except as described in Exhibit QQ-2, Seller has not entered into any agreements with any labor union or employee association nor made commitments to or conducted negotiations with any labor union or employee association with respect to any future agreements and Seller is not aware of any current attempts by a labor union to organize any Employees of the Seller nor are there any proceedings or applications for certification or representation of any Employee of Seller. Other than grievances brought in the ordinary and normal course of business, none of which could, individually or collectively with other such grievances, have a material adverse effect on the Properties or the right or the ability of the Seller or the Purchaser to carry on the businesses at the Properties substantially in the manner in which it has heretofore been carried on, there are no grievances against the Seller of which the Seller has received written notice under any collective agreement. Exhibit QQ-3 describes all work stoppages and strikes (legal or otherwise) that the Properties have experienced in the past five years, including the dates and length of each such occurrence. To the best of the knowledge of the Seller, Exhibit QQ-4 describes every arbitration award arising in respect of any collective agreement described in Exhibit QQ-2 issued in the past five years.

                  C. Employee Plans. Exhibit QQ-5 identifies each retirement, pension, bonus, stock purchase, profit-sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit which is maintained, or otherwise contributed to or required to be contributed to, by the Seller relating to the Properties for the benefit of Employees or former employees of the Seller (the "Employee Plans") and a true and complete copy of each Employee Plan has been furnished to the Purchaser together with a copy of all current employee communications relating to the Employee Plans, whether or not such communications have been, or are required to be, filed with any applicable Government Authority. Each Employee Plan has been mainly maintained in compliance with its terms and requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plan. The Seller has delivered to the Purchaser the actuarial valuations, if any, prepared for each Employee Plan during the past years, and:

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



                  (a) all contributions to, and payments from, each Employee Plan which may have been required to be made in accordance with the terms of any such Employee Plan or with the recommendation of the actuary for such Employee Plan and, where applicable, the laws of the jurisdictions which govern such Employee Plan, have been made in a timely manner;

                  (b) all material reports, returns and similar documents (including applications for approval of contributions) with respect to any Employee Plan required to be filed with any Governmental Authority or distributed to any Employee Plan participant have been duly filed in a timely manner or distributed;

                  (c) there are no pending investigations by any Governmental Authority or authority involving or relating to any Employee Plan, no threatened or pending claims (except for claims for benefits payable in the normal operation of the Employee Plans), suits or proceedings against any Employee Plan or any rights or claims to benefits under any Employee Plan which could give rise to a liability nor, to the knowledge of the Seller, are there any facts which could give rise to any liability in the event of such investigation, claim, suit or proceeding;

                  (d) no notice has been received by the Seller of any complaints or other proceedings of any kind involving the Seller or, to the Seller's knowledge, any of the Employees of the Seller before any pension board or committee relating to any Employee Plan or to the Properties; and

                  (e) the assets of each Employee Plan are at least equal to the liabilities of such Employee Plan based on the actuarial assumptions utilized in the most recent valuation performed by the actuary for such Employee Plan, and the Purchaser will not incur any liability with respect to any Employee Plan as a result of the transactions contemplated by this Agreement.

                  D. Workers' Compensation. Except as disclosed on Exhibit QQ-6, there are no notices of assessment, provisional assessment, reassessment, supplementary assessment, penalty assessment, surcharges, orders or increased assessment (collectively, "Assessments") or any other communications related thereto which the Seller or any of the Properties has received from any workers' compensation board or similar authorities in any jurisdiction in which the Properties are located. To the best of the Sellers knowledge there are no Assessments which are unpaid on the date hereof or which will be unpaid at Closing and there are no facts or circumstances which may result in a material increase in liability to the Purchaser from any applicable workers' compensation legislation, regulations or rules after the Closing.


                                      -21-
C/M:  11752.0002 350869.22

               E. Pay Equity. The Seller is in full compliance with the Pay Equity Act (Ontario).

                  F. Employee Accruals. All accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, Canada Pension Plan premiums, Quebec Pension Plan premiums, accrued wages, and commissions and employee benefit payments have been reflected in the books and records of the Seller or the Properties and will be reflected in the Working Capital Adjustment made pursuant to Section 6.

                  (23) Except for or in respect of the Assumed Debt and the Assigned Debt and as shown on Exhibit SS, neither Seller, 1002370 nor any Nominee has (i) any indebtedness outstanding or (ii) given any guaranty, indemnity, comfort letter or other assurance of payment or security of any nature for, or otherwise agreed to or may become directly or contingently liable for, any obligation of any other Person. Seller has provided Purchaser with true, correct and complete copies of the Assumed Debt and the Assigned Debt and there are no modifications or amendments thereto and all security thereof.

                  (24) Except as expressly provided in Exhibits NN and H, each Property is an independent property that does not rely on any facilities located on any property not included in such Property to fulfill any requirement of any Governmental Authority or for the furnishing to such Property of any essential building systems or utilities, and Seller does not permit any other person to use its facilities. The owner of each Property has no obligation to any Governmental Authority to contribute funds in connection with the construction or maintenance of off-site improvements or services, zoning proffers, or similar matters that are or were required as a condition to the issuance of any building permit, certificate of occupancy or zoning variance for such Property.

                  (25) Except as expressly provided in Exhibit S, neither Seller nor the Nominee have received any written notice that there is any violation of a condition or agreement affecting any Property or any portion thereof which has not been rectified.

                  (26) Other than as identified in the Environmental Reports or on Exhibit P, to Seller's knowledge, there are no Hazardous Substances at, on, in, under, about or affecting any Property; provided, however, for purposes of this representation, knowledge is limited to Hazardous Substances identified in the Environmental Reports, Seller's actual knowledge and the actual knowledge of Syndicated GP and its affiliates and written notices received from Government Authorities or third parties.

                  (27) Except as set forth on Exhibit RR annexed hereto, as of the date hereof no building, structure or improvement located on any of the Properties is or ever has been insulated with urea formaldehyde insulation, and none of such buildings or structures contains asbestos or PCBs;


                                      -22-
C/M:  11752.0002 350869.22

                  (28) Except as set forth on Exhibit RR-1 annexed hereto, as of the date hereof and as of Closing no underground or aboveground storage tanks are or have been located on any of the Properties.

                  (29) As of the date hereof and as of Closing none of Seller, 1002370 or the Nominees has ever received any notice of, or been prosecuted for non-compliance with, any Environmental Laws and none of Seller, 1002370 or the Nominees has settled any allegation of non-compliance prior to prosecution. There are no notices, orders or directions relating to Environmental Laws or notifying Seller or any Nominee that it is or may be responsible for any containment, cleanup, remediation or corrective action or any work, repairs, construction or capital expenditures to be made under Environmental Laws with respect to the Business or any of the Properties.

                  (30) Seller is classified as a limited partnership under the Income Tax Act (Canada), and the regulations and rules thereunder, as the same may be amended from time to time (the "Canada Code").

                  (31) Except as set forth in Exhibit J (with respect to realty taxes and business taxes), each of the Nominees, 1002370 and Seller has, duly and on a timely basis, and in the manner prescribed by law, filed all returns and reports required to be filed by it with respect to all governmental taxes (including realty taxes and business taxes), levies, duties, assessments, reassessments and social and other charges of any nature whatsoever, whether direct or indirect, and any interest, fines, additions to tax and penalties thereon (collectively, "Taxes"). All such returns and reports are correct and complete in all respects and fully disclose the income Tax, expenses, deductions and credits for such periods to the extent required or permitted by law. Except as set forth in Exhibit J (with respect to realty taxes and business taxes), each of the Nominees, 1002370 and Seller has paid or remitted all Taxes which are due and payable by it, or assessed against it on or before the date hereof. None of the Nominees, 1002370 or Seller is aware of any pending assessments, reassessments, actions, suits, inquiries or other proceedings regarding Taxes in respect of a preceding taxation year or other taxable period, no audits are currently being conducted, and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing, assessments or reassessment of any Taxes payable by any of the Nominees. Each of the Nominees, 1002370 and Seller has collected or withheld all amounts required to be collected or withheld by it on account of Taxes or otherwise, and has remitted the same to the appropriate governmental authority in the manner and within the time required under any applicable legislation or has set it aside in appropriate accounts for payment when due. The Canadian federal income Tax liabilities of the Nominees and 1002370 have been assessed by Revenue Canada for all taxation years up to and including the taxation year ended September 30, 1995. True and complete copies of federal and provincial income Tax returns for each of the Nominees and 1002370 for each taxation year and copies of all assessments and reassessments relating to such taxation years have been provided to the Purchaser.


                                      -23-
C/M:  11752.0002 350869.22

                  (32) Except as set forth on Exhibit JJ, there are no material defects in any of the Buildings or in any of the heating, ventilating, air conditioning, plumbing, electrical or mechanical systems therein.

                  (33) Except as set forth on Exhibit S, each of the Properties is in material compliance with all applicable Laws including, without limitation, with respect to zoning and all municipal ordinances.

                  (34) True and complete copies of each of the Service Contracts identified on Exhibit C have been delivered to Purchaser. The Service Contracts are in full force and effect and there are no defaults thereunder by any party thereto.

                  (35) True and complete copies of each of the Equipment Leases listed in Exhibit B have been delivered to Purchaser. The Equipment Leases are in full force and effect and there are no defaults thereunder, nor have there occurred any events which with the passage of time or the giving of notice or both would constitute a default thereunder. Except for the items covered by the Equipment Leases identified on Exhibit B, or items owned by transient hotel guests or lessees under Space Leases, all of the personal property located on the Properties is owned by Seller free and clear of all liens and encumbrances other than the Permitted Encumbrances.

                  (36) Except as set forth in Exhibit S, neither Seller, 1002370 nor the Nominees have received written notice of any violation of law or municipal ordinance, order or requirement noted in or issued by any governmental entity asserting jurisdiction against or affecting any of the Properties. Except as set forth in Exhibit S, the Properties and the Business conducted thereon are in material compliance with all applicable federal, provincial and local laws and regulations, including zoning, and all necessary permits and licenses for the lawful conduct of such business have been obtained and are in full force and effect. The Properties are in compliance with any variances granted to construct the Buildings thereon. No conditional permit has been granted with respect to any of the Properties.

                  (37) All billboards or signs located off the Land which are used to advertise the Properties, and the contracts or leases therefor, are identified on Exhibit D. The Billboard Leases are in full force and effect and there are no defaults thereunder by either party thereto nor have there occurred any events which with the passage of time or the giving of notice or both would constitute a default thereunder. True and complete copies of the Billboard Leases have been delivered to Purchaser.

                  (38) Except as set forth in Exhibit T, neither Seller, 1002370 nor the Nominees have received any written notice from any insurance company, or any governmental or quasi-governmental agency, requiring any repairs or work to be done on the Properties or pertaining to the maintenance of the Properties, employment of labor or working conditions.


                                      -24-
C/M:  11752.0002 350869.22

                  (39) Except as set forth on Exhibit V and as set out in the Working Capital Adjustment, there are no "due bills" or "trade agreements" with respect to any of the Properties.

                  (40) All of the information concerning Seller, each of the Nominees, Syndicated GP, 1002370 and the Properties and all other reports, contracts, or other items delivered by Seller, each of the Nominees, Syndicated GP, 1002370 and their respective affiliates to Purchaser in connection with the transactions contemplated by this Agreement, are true, complete and correct in all respects and fairly present the information set forth in a manner that is not misleading and Seller has not omitted any information required to be included in order to make the information furnished not misleading.

                  (41) Except as expressly provided in Sections 13.A.(6)(a),
(b) and (c), no person or party, other than Purchaser, has any right or option to acquire any of the Properties covered by this Agreement, or any part thereof or any beneficial or legal interest therein.

                  (42) Neither Seller, nor any affiliate, agent or employee of Seller, has entered into any oral or written agreement or commitment to make rooms or any portion of any of the Properties available at any time in the future or quoted or guaranteed certain rates or fees, except for the Reservations and the agreements described in Exhibit W (the "Rate Agreements"). True and complete copies of each of the Rate Agreements have been delivered to Purchaser.

                  (43) There are no easements, conditions, covenants, restrictions, agreements, Liens, leases, security interests and encumbrances affecting the Properties other than the Permitted Encumbrances and as otherwise expressly described in an Exhibit to this Agreement.

                  (44) Seller is, and on the Closing Date will be, (a) a registrant for purposes of Part IX of the Excise Tax Act (the "GST Legislation"), whose registration numbers for such purposes are identified on
Exhibit VV attached hereto and (b) a registrant for purposes of the Quebec Sales Tax Act, whose registration number for such purposes are identified on
Exhibit VV attached hereto.

                  (45) Neither Syndicated GP nor any of the Royco Principals (hereinafter defined) have been reassessed for income tax in connection with, and there are no audits, examinations, actions, suits or other proceedings or investigations or claims in progress, pending or threatened against any of Syndicated GP or the Royco Principals in connection with any of the activities of Seller. All filings required under the Income Tax Act (Canada) to be made by Seller have been made within the time prescribed by the Income Tax (Canada).


                                      -25-
C/M:  11752.0002 350869.22

                  (46) Except as expressly provided in Exhibit MM, with respect to the Investment Canada Act, as of the date hereof and as of Closing, Seller does not

               (a) engage in the production of uranium or own an interest in a producing uranium property in Canada,

                  (b)      engage in the provision of any financial services,

               (c) engage in the provision of any transportation services,

               (d) engage in the production, distribution, sale, rental or exhibition of any audio or video music recordings,

               (e) engage in the publication, distribution or sale of any music in print or machine readable form, or

                  (f) engage in radio communication in which the transmissions are intended for direct reception by the general public, any radio, television and cable television broadcasting undertakings and any satellite programming and broadcast network services.

                  (47) Seller does not maintain, own, control or hold any bank accounts or deposits, nor are there any bank accounts or deposits maintained or held for the benefit of Seller, other than the Bank Accounts identified on Exhibit OO hereof.


                  B. The representations and warranties of Seller, Syndicated GP, 1002370 and the Nominees set forth in Section 13.A and elsewhere in this Agreement shall be true, accurate and correct in all material respects upon the execution of this Agreement, shall be repeated on and as of the Closing and shall survive the Closing for the periods of time specified in Section 24 hereof.

                  C.  Purchaser represents and warrants to Seller as follows:

                  (1) As of the date hereof, Purchaser is, and will be as of the Closing, a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. As of the Closing, Purchaser will be duly licensed or qualified to do business and in good standing as a foreign corporation under the laws of each jurisdiction where the nature of the business transacted by it requires such licensing or qualification.

                  (2) As of the date hereof, Purchaser has the requisite power and authority to execute and deliver, and will have as of the Closing the power and authority to perform, its obligations under this Agreement and each other agreement or instrument contemplated hereby to which Purchaser is a party to consummate the transactions contemplated hereby and thereby. This Agreement is, and as of the Closing each other agreement or instrument

                                      -26-
C/M:  11752.0002 350869.22
contemplated hereby to which Purchaser will be a party will have been, duly authorized, executed and delivered on Purchaser's behalf, and the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement thereof or relating to creditors' rights generally and subject to the availability of equitable remedies and the effect of general principles of equity.

                  (3) Purchaser is, and on the Closing Date will be, (a) a registrant for purposes of Part IX of the GST Legislation, whose registration number for such purposes is listed on Exhibit VV and (b) a registrant for purposes of the Quebec Sales Tax Act, whose registration number for such purposes is listed on Exhibit VV.

                  (4) Purchaser has obtained each and every consent, approval, waiver, permit, license or order of, and made each filing or registration with, any Government Authority or third party required to have been obtained by it in connection with (i) the execution, delivery and performance by Purchaser of this Agreement and each other agreement or instrument contemplated hereby to which Purchaser is a party and (ii) the consummation by Purchaser of the transactions contemplated hereby and thereby.

                  (5) None of the execution, delivery or performance by Purchaser of this Agreement or any other agreement or instrument contemplated hereby to which Purchaser is a party nor the consummation by Purchaser of the transactions contemplated hereby or thereby, will violate any provision of the certificate of incorporation or by-laws of Purchaser or violate or be in conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the creation or imposition of any Lien under, any agreement or instrument to which Purchaser is a party or by which Purchaser is or will then be bound or subject, or violate any Laws.

                  (6) There is no claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, provincial, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal relating to, or, to the knowledge of Purchaser, threatened in writing against, Purchaser which, if adversely determined, may have an adverse impact on the transactions contemplated by this Agreement.

               D. Syndicated GP and 1002370, jointly and severally, represent and warrant to Seller and Purchaser as follows:

                  (1) As of the date hereof, Syndicated GP and 1002370 are, and will be as of the Closing, corporations duly organized and validly existing and in good standing under the laws of the Province of Ontario. As of the Closing Syndicated GP and 1002370 will be duly licensed or qualified to do business and in good standing as extra-provincial corporations

                                      -27-
C/M:  11752.0002 350869.22
under the laws of each jurisdiction where the nature of the business transacted by them requires such licensing or qualification.

                  (2) As of the date hereof and at Closing, Syndicated GP and 1002370 each have the requisite power and authority to execute, deliver, and perform their obligations under this Agreement and each other agreement or instrument contemplated hereby to which Syndicated GP or 1002370 is a party to consummate the transactions contemplated hereby and thereby. This Agreement is, and as of the Closing each other agreement or instrument contemplated hereby to which Syndicated GP and 1002370 will be a party will have been, duly authorized, executed and delivered on Syndicated GP's and 1002370's, respectively, behalf, and the legal, valid and binding obligation of Syndicated GP and 1002370, respectively, enforceable against Syndicated GP and 1002370, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement thereof or relating to creditors' rights generally and subject to the availability of equitable remedies and the effect of general principles of equity.

                  (3) Syndicated GP and 1002370 have obtained each and every consent, approval, waiver, permit, license or order of, and made each filing or registration with, any Government Authority or third party required to have been obtained by them in connection with (i) the execution, delivery and performance by Syndicated GP and 1002370 of this Agreement and each other agreement or instrument contemplated hereby to which Syndicated GP and 1002370 are a party and (ii) the consummation by Syndicated GP and 1002370 of the transactions contemplated hereby and thereby.

                  (4) Except as expressly provided in this Agreement and the Exhibits thereto, none of the execution, delivery or performance by Syndicated GP or 1002370 of this Agreement or any other agreement or instrument contemplated hereby to which Syndicated GP or 1002370 is a party nor the consummation by Syndicated GP or 1002370 of the transactions contemplated hereby or thereby, will violate any provision of the certificate of incorporation or by-laws of Syndicated GP or 1002370 or violate or be in conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the creation or imposition of any Lien under, any agreement or instrument to which Syndicated GP or 1002370 is a party or by which Syndicated GP or 1002370 is or will be bound or subject, or violate any Laws.

                  (5) Except as expressly provided in this Agreement and the Exhibits thereto, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, provincial, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal relating to, or, to the knowledge of Syndicated GP or 1002370, threatened in writing against, Syndicated GP or 1002370 which, if adversely determined, may have an adverse impact on the transactions contemplated by this Agreement.

                                      -28-
C/M:  11752.0002 350869.22

                  E. The representations and warranties of Purchaser, of Syndicated GP and of 1002370 set forth in Sections 13.C and 13.D, respectively, shall be true, accurate and correct in all material respects upon the execution of this Agreement and shall be repeated on and as of the Closing. The representations and warranties set forth in Sections 13.C and 13.D shall survive the Closing for the periods of time specified in Section 24 hereof.

                  F. The terms "known to" or "knowledge of" or similar terms means with respect to Seller or any of its affiliates the actual knowledge of any of Messrs. Randy Royer, Terrence Royer, Gregory Royer, Peter Sikora and Kirk Morgan (collectively, the "Royco Principals"), provided that each such person shall be deemed to have knowledge of any written notice actually received by or forwarded to such person from any Governmental Authority or other third party.

                  14.  Pre-Closing Covenants.

                  A. As used herein, the term "Ordinary Course of Business" means the ordinary and prudent course of business (i) consistent with past custom and practice (including with respect to quantity and frequency) and (ii) consistent with industry standards for the maintenance and operation of properties similar in size, quality, type and location to the Properties; provided, however, in all events no action shall be deemed to be in the Ordinary Course of Business unless such action or expenditure has been contemplated or accounted for in the current budget for the Properties.

                  B. Seller and Purchaser agree that between the date hereof and the Closing Date, the parties shall undertake the following and whenever Seller requires the consent of Purchaser under this section Purchaser shall either grant or deny Seller's request for written consent within two (2) business days after Purchaser receives such request, however, if Purchaser fails to respond to Seller's request within such period, Purchaser's consent shall have been deemed given:

                  (a) Seller shall continue to operate and maintain the Properties in the Ordinary Course of Business and shall, among other things:

                    (i) accept cancellations of Reservations and return Reservation Deposits provided such cancellations shall not result in the making of new reservations with any affiliate of Seller, and make new Reservations and accept new Reservation Deposits, and enter into new Rate Agreements provided such Rate Agreements are cancelable on thirty (30) days notice without penalty, all in the Ordinary Course of Business;

               (ii) order and purchase Personalty and Inventory in the Ordinary Course of Business;

                  (iii) in the Ordinary Course of Business, but subject to the prior written consent of Purchaser, renew any of the existing Service Contracts, Equipment Leases or

                                      -29-
C/M:  11752.0002 350869.22

Billboard Leases or enter into new Service Contracts, Equipment Leases or Billboard Leases. No consent shall be required if (i) the renewal or new Service Contract, Equipment Lease or Billboard Lease is terminable at Purchaser's option, at no cost, effective as of the Closing Date or (ii) such Service Contracts, Equipment Leases or Billboard Leases is for not more than one (1) year and liability under such contact is not more than $20,000; and

                   (iv) in the Ordinary Course of Business, but subject to the prior written consent of Purchaser, renew, amend or modify any existing Space Lease or enter into any new Space Lease.

                  (b) From and after the date hereof until the Closing Date, Seller shall not without the prior written consent of Purchaser.

                    (i) sell, lease, transfer, convey, acquire or assign any assets other than for fair consideration in the Ordinary Course of Business;

                   (ii) accelerate, terminate, modify or cancel any Contract or Lease to which Seller is a party or by which Seller is bound outside the Ordinary Course of Business;

                  (iii) create, incur, assume or guarantee any Indebtedness which either is in an amount exceeding $20,000 in the aggregate or is outside the Ordinary Course of Business or incur or, to its knowledge, permit the imposition of, any Lien on any of the assets of Seller other than Permitted Encumbrances;

                   (iv) make any loans to, or enter into any other transaction with, or distribute any funds or payments to or for the benefit of, any of its partners or any of their respective partners, directors, officers or employees other than the payments of employee compensation in the Ordinary Course of Business;

                    (v) other than in respect of cash management of uninvested funds in accordance with its prior practices in the Ordinary Course of Business, make any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

                   (vi) cancel, compromise, waive or release any right or claim (or series of related rights and claims) other than in the Ordinary Course of Business;

                  (vii) terminate any Employee, hire any individual, make any general or specific increase in the remuneration of the Employees (other than in the Ordinary Course of Business), officers, directors and agents of the Seller or, grant to them any additional benefits, or enter into any collective bargaining agreement or any other agreement with any labor union or employee association or modify the terms of any such existing agreement;


                                      -30-
C/M:  11752.0002 350869.22

               (viii) enter into any negotiations or Contracts other than in the Ordinary Course of Business;

                   (ix) transfer, convey, withdraw, pledge, lien, hypothecate or assign, in whole or in part, any of the Bank Accounts other than deposits and withdrawals in the Ordinary Course of Business;

               (x) open or establish a new bank account or depository arrangement with respect to any of the Properties; or

                   (xi) maintain, own, control or hold any bank accounts or deposits, other than the Bank Accounts identified on Exhibit OO hereof.

                  (c) Seller shall continue to make all repairs and replacements, structural and non-structural, ordinary and extraordinary, in the Ordinary Course of Business, in a manner consistent with Seller's prior practice provided such repairs and replacements were expressly provided for as a line item in the hotel budget submitted to Purchaser prior to the date hereof or the prior written consent of Purchaser shall have first been obtained.

                  (d) Seller will give to Purchaser, its lawyers, accountants, engineers and other representatives, during normal business hours and as often as may be requested, on reasonable prior notice, full access to any and all parts of any Property and to all books, records and files relating to the Property in Seller's possession or control (including the possession or control of any managing agents, to the extent Seller has the right to give such access). Seller will furnish to Purchaser all information concerning the Property in Seller's possession or control which the Purchaser, its lawyers, accountants, engineers or other representatives shall reasonably request. Purchaser may, during the hours 9 A.M. to 5 P.M. (local time), and upon reasonable advance notice, at Purchaser's sole expense, (i) cause the Properties and any part thereof to be inspected by such engineers, architects and others acting on behalf of Purchaser, as Purchaser may designate, and (ii) cause a full or partial physical count of the Personalty or Inventory to be made. Such inspections and counts shall be conducted in a manner and at such times as shall not interfere with the use and enjoyment of the Properties by any guests, tenants, employees or occupants thereof or thereat. Purchaser agrees to indemnify Seller from and against any and all losses, damages, costs or expenses (including reasonable lawyers' fees and disbursements) incurred in connection with such inspections and counts, and such indemnification obligations shall survive the Closing or any earlier termination of this Agreement.

                  (e) None of Seller, the Nominees, Syndicated GP, 1002370 or any of their respective affiliates shall (x) take any action which would cause or constitute a breach of any of the representations or warranties set forth in
Section 13 hereof or (y) fail to take any action, the omission of which would cause or constitute a breach of any of the representations or warranties set forth in Section 13 hereof.


                                      -31-
C/M:  11752.0002 350869.22

                  (f) Promptly after becoming aware of any event which could cause or constitute a breach, or, if it occurred prior to the date of this Agreement, would have caused or constituted a breach, of any of the representations and warranties set forth in Section 13 hereof, Seller will notify Purchaser of such event and will use its best efforts to promptly remedy or to prevent such breach.

                  (g) None of Seller, the Nominees, Syndicated GP, 1002370 or any of their respective affiliates shall make, grant or suffer any Liens, easement, right-of-way, covenant, restriction or other encumbrance on or with respect to the Property, nor will any of such persons enter into any other agreements, contracts or commitments with respect to the Property except in the Ordinary Course of Business and with the prior written consent of the Purchaser.

                  (h) Except as expressly provided herein, (i) Seller will pay, or will not pay but apportion, prior to Closing, all taxes and assessments imposed on or against the Properties or due in connection with the operation of the Properties or the Business and (ii) Seller will pay, or will not pay but apportion, at Closing or promptly thereafter in the ordinary course of business, all sums owed to vendors, purveyors and other trade creditors, and all other debts and obligations relating to the Properties or the operation of the Business thereon. All such payments, or accruals to the extent such taxes and other payables are not so paid, shall be properly reflected in the Working Capital Adjustment made pursuant to Section 6.

                  (i) Seller shall maintain in full force and effect the casualty insurance evidenced by the certificate of insurance annexed hereto as Exhibit M, until the Closing Date, and will pay any premiums, if any, required to keep such coverage in effect until the Closing. To the extent such insurance is assumed by the Purchaser, premiums prepaid with respect to the period following Closing shall be properly reflected as Working Capital Adjustment made pursuant to Section 6.

                  (j) Prior to the Closing Date, but conditional upon the completion of the Closing, the Purchaser shall offer employment to all the Employees on terms and conditions which are substantially similar to those upon which such Employees are employed by the Seller at the Closing Date. Employment with the Purchaser, if accepted by the Employees, shall constitute continued and uninterrupted service by the Employees (the "Transferred Employees"), whether pursuant to contract, common law, statute or otherwise. No Employee shall be entitled to any rights under this Section or under any provisions of this Agreement.

                  (k) Seller represents that as of Closing there will be no liability for accrued benefits under any of the Employee Plans, except for Employee Plan premium adjustments which will be properly reflected in the Working Capital Adjustment made pursuant to Section 6. The Purchaser agrees that it may establish replacement plans, in its sole and absolute discretion(the "Replacement Plans") for the Transferred Employees in respect of their

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employment by the Purchaser from and after the Closing Date. For the purpose of determining the eligibility of a Transferred Employee for membership or benefits under the Employee Plans and under the Replacement Plans:

                    (i) their period of employment shall include employment with both the Seller and the Purchaser and shall be deemed not to have been interrupted at the Closing Date; and

                   (ii) subject to any applicable legislation, their period of membership shall include membership in both the Employee Plans and the Replacement Plans and shall be deemed not to have been interrupted at the Closing Date;

provided that no Transferred Employee shall be entitled to benefits under any disability plan sponsored by the Purchaser in respect of any condition existing at or event occurring prior to the Closing Date. The Transferred Employee shall begin to accrue benefits under the Replacement Plans as of the Closing Date in respect of their employment by the Purchaser. Seller agrees to assist Purchaser in obtaining the required approvals of the applicable Governmental Authorities in connection with the establishment and registration of the Replacement Plans. Subject to the Exhibits to this Agreement, Seller shall indemnify and save Purchaser harmless as and from all actions, causes of action, suits, claims, demands, grievances, arbitration awards and any cost whatsoever which may be asserted by any Employee or former employee, including any Transferred Employee, against the Purchaser and which are by reason of the employment of such Employee or former employee or the termination of the employment of such Employee or former employee by the Seller on or prior to Closing. Purchaser shall indemnify and save Seller harmless of and from all actions, causes of action, suits, claims, demands, grievances, arbitration awards and any costs whatsoever which may be asserted by any Transferred Employees against Seller in respect of any termination of employment of such Transferred Employees by Purchaser after Closing and the implementation of the Replacement Plans.

                  15.  Conditions to Closing.

               A. Satisfaction of each of the following conditions, any of which may be waived in writing by Purchaser, shall be deemed a condition to Purchaser's obligation to close hereunder:

                  (1) Seller shall deliver title to the Properties in accordance with the provisions of Sections 3 and 4 and shall deliver each of the documents referred to in Section 16.A.

                  (2) Seller shall have used its best efforts to obtain, on notice to the parties identified on Exhibit H-2, an order (the "Approval Order") from the Ontario Court (General Division) approving the sale to the Purchaser, by the Seller, of one hundred (100%) percent of the legal and beneficial interests in the Kitchener Property, the Sudbury Property and the

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London Property (including for greater certainty the beneficial interests in such properties, if any, held by the parties identified on Exhibit H-2).

                  (3) Except for Exhibits which must be updated at the Closing Date to reflect changes permitted under the terms of this Agreement and the Working Capital Adjustments, the representations and warranties set forth in
Section 13A, D and E shall be true and correct as of the Closing Date; provided, however, with respect to Section 13A(40), solely for purposes of determining compliance with this Section 15A(3), the word "material" shall be deemed inserted between the words "all" and "respects" in the fifth line thereof. For the avoidance of doubt, the word "material" as deemed inserted in said Section 13A(40), shall not be so deemed inserted when determining if Seller, any of the Nominees, Syndicated GP or 1002370 are in breach of said representation in the event Purchaser makes a claim for such a breach pursuant to Section 24 hereof or the Indemnification Agreement.

                  (4) Seller shall have performed, observed, and complied with all of the pre-Closing covenants, agreements, and conditions required by this Agreement to be performed, observed and complied with by it prior to or as of the Closing, including, but not limited to, each of the covenants set forth in Sections 11, 12 and 14.

                  (5) None of Seller, Syndicated GP, 1002370, any of the Nominees or their respective affiliates shall have made an assignment for the benefit of creditors or have been adjudicated as bankrupt or have filed an assignment in bankruptcy or an application under the Companies' Creditors' Arrangement Act (Canada) ("CCAA") or a notice of intention to file a proposal or a proposal under the Bankruptcy and Insolvency Act (Canada) ("BIA") and no petition in bankruptcy or application under the CCAA, the BIA or any other insolvency legislation or the application for the appointment of a liquidator, curator, trustee, receiver, receiver-manager, monitor or other similar official shall have been filed against or in respect of any of such persons.

                  (6) The Assigned Debt shall have been acquired by BFC, BFC shall have cancelled and forgiven the portion of the Assigned Debt that exceeds $87,630,000, and Seller shall have received an express release of liability from BFC in respect of said forgiven amount.

                  (7) Purchaser shall have received (i) an executed guaranty in substantially the form of Exhibit AA annexed hereto (the "Principals Guaranty") and (ii) an executed indemnification agreement in substantially the form of Exhibit AA-1 annexed hereto (the "Indemnification Agreement").

                  (8)  [Intentionally Deleted]

               (9) If all or any portion of the Properties is owned by someone other than Seller, Seller shall cause such party to transfer and convey to Purchaser at the Closing such portion of the Properties as it may own (subject only to the Permitted Encumbrances). If,

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after exerting reasonable commercial efforts, Seller remains unable to transfer and convey to Purchaser any portion of the Properties at the Closing in the manner provided in Section 3, then Seller shall so notify Purchaser in writing and Purchaser shall have the same rights and remedies as if Seller could not remove all Title Objections with respect to the affected Property or Properties.

                  (10) Seller shall have complied with the Bulk Sales Law to the full satisfaction of Purchaser.

                  (11)  With respect to the Competition Act:

                    (i) The Director of Investigation and Research (the "Director") appointed under the Competition Act (Canada) (the "Competition Act") shall have issued an advance ruling certificate ("ARC") under Section 102 of the Competition Act in respect of the transaction contemplated by the Agreement (the "Transaction") and shall not have subsequently withdrawn nor purported to withdraw such ARC or indicated that he has obtained new information as a result of which he is no longer satisfied that he would not have sufficient grounds on which to apply to the Competition Tribunal under Section 92 of the Competition Act with respect to the Transaction; or

                   (ii) The Director or his representative shall have advised Purchaser (on terms and in a form satisfactory to Purchaser) that the Director does not currently intend to make an application under
         Section 92 of the Competition Act in respect of the Transaction and neither the Director nor any of his representatives shall have rescinded or amended such advice.

                  (12) Seller shall have complied with the applicable Retail Sales Tax legislation to the full satisfaction of Purchaser.

                  (13) In the event the Approval Order is granted, Seller shall deliver such Approval Order on Closing.

                  (14) Seller shall deliver an absolute assignment of the original $26,540,000 demand note made by 1002370 in favor of Seller which is held by Canadian Imperial Bank of Commerce in connection with the Assigned Debt and an assignment of all security collateral thereto.

                  (15) Purchaser shall have obtained the issuance or transfer of the Liquor Licenses to itself or to an entity designated by Purchaser, on terms satisfactory to the Purchaser.

                  (16) Seller shall have fulfilled its obligations as to any severance of employment agreements to the full satisfaction of Purchaser.

                                      -35-
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                  (17)  Intentionally deleted.

                  (18)  Purchaser shall have received the Title Opinions.

                  (19) Purchaser shall have received a legal opinion in the form annexed hereto as Exhibit WW (the "Transaction Opinion").

                  (20) The transactions contemplated by this Agreement shall have been approved by sixty-six and two-thirds (66-2/3%) percent of the partners in attendance, in person or by proxy, at a meeting duly called by the Seller in accordance with Seller's Organizational Documents pursuant to documentation reviewed and approved by Purchaser including a fairness opinion prepared by a financial advisor and valuations of each Sellers' partner units, both to the full satisfaction of Purchaser.

               B. Satisfaction of each of the following conditions, any of which may be waived in writing by Seller, shall be deemed a condition to Seller's obligation to close hereunder:

                  (1) The representations and warranties set forth in Section 13.C shall be true and correct as of the Closing Date.

                  (2) None of the Purchaser or its affiliates shall have made an assignment for the benefit of creditors or have been adjudicated as bankrupt or have filed either (i) an assignment in bankruptcy or an application under CCAA or a notice of intention to file a proposal or a proposal under BIA and no petition in bankruptcy or application under CCAA, BIA, or (ii) a petition in bankruptcy pursuant to Chapter 11, Title 11 of the United States Code, 11 USC
Section 1101 et seq., or any other insolvency legislation or the application for the appointment of a liquidator, curator, trustee, receiver, receiver-manager, monitor or other similar official shall have been filed against or in respect of any of such persons.

                  (3) Seller shall have received a covenant not to sue from each of the assignors of the Assigned Debt in the form of Exhibit PP.

                  (4) The transactions contemplated by this Agreement shall have been approved by sixty-six and two-thirds (66-2/3%) percent of the partners in attendance, in person or by proxy, at a meeting duly called by the Seller in accordance with Seller's Organizational Documents pursuant to documentation reviewed and approved by Purchaser including a fairness opinion prepared by a financial advisor and valuations of each Sellers' partner units, both to the full satisfaction of Purchaser.

                  (5) The Purchaser or its affiliates, as the case may be, shall have entered into a management agreement (the "Management Agreement") and a revised management services and franchise development agreement (the "MFSDA") in the forms annexed hereto as Exhibits LL-1 and LL-2.

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                  (6) The Assigned Debt shall have been acquired by BFC, BFC shall have cancelled and forgiven the portion of the Assigned Debt that exceeds $87,630,000, and Seller shall have received an express release of liability from BFC in respect of said forgiven amount.


                  16.  Documents to be Delivered at Closing.

                  A.  Seller's Documents

                  Seller, pursuant to the provisions of this Agreement, shall deliver or cause to be delivered to Purchaser on the Closing Date the following documents in connection with the transfer, assignment and conveyance of the
Properties:

                  (1) For each of the Properties, (a) (i) mutual releases pursuant to the following agreements pursuant to which the Nominees are directed and authorized by the Seller to hold legal title for and on behalf of the Purchaser from the time of Closing, (a) (i) those certain Declarations of Trust executed by Syncap Properties Inc. as of the 30th day of September, 1992,
(ii) that certain Declaration of Trust executed by Tegrad Properties (Winnipeg) Inc. as of the 30th day of September, 1992, and (iii) that certain Declaration of Trust executed by Tegrad Montreal I Inc. as of the 30th day of September, 1992 (collectively, the "Nominee Direction"), (b) duplicate certificates of title memorializing the conveyance to Purchaser of fee simple title to the Real Estate free of all Liens and encumbrances except the Permitted Encumbrances (where applicable), (c) a transfer of all of the issued and outstanding shares in each of the Nominees to Purchaser or its designee and (d) a beneficial conveyance of all Properties in which legal title is held by the Nominees or, at the request of the Purchaser, deeds in registrable form conveying any of the Properties to the Purchaser or as it may direct. Each Nominee Direction shall
(x) be in the form of Exhibit GG annexed hereto, (y) direct each Nominee to hold legal title to such of the Properties for which it is Nominee for the benefit of Purchaser and (z) contain Seller's indemnity against any liability for obligations thereunder relating to periods prior to the Closing Date (other than those obligations set forth on Exhibit H or expressly assumed by Purchaser hereunder) and customary trustee representations and warranties as to the selling, leasing, encumbering or transferring of the Properties or any interests therein to any party other than Purchaser.

                  (2) A general conveyance conveying, selling and transferring to Purchaser all of Seller's right, title and interest in and to the Personalty and Inventory. The bill of sale shall contain a warranty that the Personalty and Inventory are owned by Seller free and clear of all liens, encumbrances and security interests except for any Permitted Encumbrances which encumber the Personalty or Inventory.

                  (3) An assignment and assumption of the Service Contracts, Equipment Leases and Billboard Leases, together with Seller's executed counterparts (or, if not

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



available, copies) thereof. The assignment shall contain Purchaser's indemnity of Seller against any liability for obligations thereunder relating to periods from and after the Closing Date and Seller's indemnity of Purchaser against any liability for such obligations relating to periods prior to the Closing Date unless reflected in the Working Capital Adjustment made pursuant to Section 6 or expressly assumed by Purchaser hereunder. Seller shall also deliver the written consent of the other party to any such contracts and leases, if required for the assignment thereof except as expressly provided in Exhibit I-1. With respect to any service, maintenance and other agreements in connection with the operation and promotion of the Business and the maintenance of the Real Estate and Personalty which are not listed on Exhibit B, C or D attached hereto and which shall not be assigned to nor assumed by Purchaser ("Rejected Contracts") which are listed on Exhibit C-1, the assignment shall also contain Seller's indemnity of Purchaser against any liability (including, without limitation, lawyers' costs and disbursements) for any obligations in connection with the Rejected Contracts. Seller shall also deliver evidence (x) of written notice which terminates the Rejected Contracts as of the Closing Date or as soon thereafter as practicable, and (y) of the parties to each Rejected Contracts releasing forever Purchaser from any and all liability pursuant to such Rejected Contracts.

                  (4) Plans and specifications, technical manuals and similar material, for the Buildings, if any, in Seller's possession or control.

                  (5) If assignable, any Licenses, or copies thereof, in Seller's possession pertaining to the operation and maintenance of the Properties, together with a duly executed assignment thereof to Purchaser. If any of such Licenses are not assignable, Seller agrees to cooperate with Purchaser after the Closing to the extent required to enforce any rights under such Licenses, at Purchaser's expense.

                  (6) If assignable, any unexpired warranties and guarantees, or copies thereof, in Seller's possession which Seller has received (i) in connection with the Buildings and any work or services performed with respect to, or equipment installed in, the Properties, or (ii) from any prior owners of the Properties, together with individual or omnibus assignments thereof to Purchaser. If any such warranties or guarantees are not assignable, Seller agrees to cooperate with Purchaser after the Closing to the extent required to enforce any rights under such warranties or guarantees, at Purchaser's expense.

               (7) An assignment of the Reservation Deposits and Purchaser's receipt therefor.

                  (8) A certified copy of Seller's declaration of limited partnership and its partnership agreement, together with any amendments thereto, as filed with the Ministry of Consumer and Commercial Relations (Ontario). A certified copy of Seller's general partner's certificate of incorporation, together with a Secretary's Certificate certifying that the Board of Directors of such general partner has duly adopted resolutions authorizing the within transaction and an executed and acknowledged Incumbency Certificate certifying to

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



the authority of the officers of such general partner executing the documents to be delivered by Seller on the Closing Date.

                  (9) All documents and agreements reasonably required by Purchaser to confirm that Seller shall have obtained the Required Consents.

                  (10) A Declaration of Possession for each Properties, substantially in the forms annexed hereto as Exhibit X and otherwise acceptable to Purchaser.

                  (11) An assignment and assumption of the Space Leases and of any security deposits held by Seller in connection therewith, together with Seller's executed counterparts (or, if not available, copies) thereof. The assignment shall contain Purchaser's indemnity of Seller against any liability for the security deposits assigned to Purchaser and for any other obligations of the landlord under the Space Leases from and after the Closing Date and Seller's indemnity of Purchaser against any liability for such obligations relating to periods prior to the Closing Date, except as is expressly disclosed on the Exhibits to this Agreement or reflected in the Working Capital Adjustment made pursuant to Section 6.

                  (12) Such other instruments, in addition to those identified in Section 16.A.2, which may be required to assign to Purchaser Seller's interests in the Ground Lease. The assignment shall contain Purchaser's indemnity of Seller against any liability for any obligations of the tenant under the Ground Lease from and after the Closing Date and Seller's indemnity of Purchaser against any liability for any obligations relating to periods prior to the Closing Date, except as is expressly disclosed on the Exhibits to this Agreement or reflected in the Working Capital Adjustment made pursuant to
Section 6.

                  (13) Each stock certificate with appropriate stock powers evidencing its ownership of shares in each of the Nominees and 1002370 endorsed in blank or to Purchaser's designee.

               (14) An assignment and assumption of the Franchise Agreements.

               (15) Estoppel certificates signed (a) by the lessor under the Ground Lease and (b) by the joint venturer under the Edmonton South Agreements, which estoppel certificates shall be substantially in the form annexed hereto as Exhibit Y.

               (16) All keys and master keys to all locks located on the Properties.

               (17) An assignment of all right, title and interest in and to the Intangibles.

                  (18)  The original Books.

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                  (19) Any documents reasonably required in connection with the transfer of any existing liquor license or the issuance of a new liquor license, including any interim arrangements as described in Section 12 pending the approval of such transfer or issuance.

                  (20) Release by Smith Barney of all claims in respect of any brokerage commission, or any other payment of any fees in respect of the structuring of the transaction or the Properties conditional only upon receipt of $500,000 in United States dollars (together with expense reimbursement to Smith Barney of $34,556 in United States dollars), which payment shall be made at Closing by the Purchaser and shall be included in the calculation of Additional NLC Debt/Equity.

                  (21) One or more certificates issued by the Minister of National Revenue under section 116 of the Income Tax Act (Canada) with a certificate limit (or, where more than one such certificate is issued, with an aggregate certificate limit) at least equal to the Purchase Price. If Seller fails to deliver a certificate under section 116 of the Income Tax Act (Canada) or delivers one or more certificates with an aggregate certificate limit less than the Purchase Price, Purchaser shall withhold from the Purchase Price the amount required by section 116 of the Income Tax Act (Canada) and shall remit such amount to the Receiver General for Canada on behalf of the partners of Seller. Seller shall deliver to Purchaser, on or before the Closing Date, one or more certificates issued by the Minister of Revenue of Quebec under section 1097 of the Taxation Act (Quebec) with a certificate limit (or, where more than one certificate is issued, with an aggregate certificate limit) at least equal to the portion of the Purchase Price allocable to the Properties in Quebec. If Seller fails to deliver a certificate under section 1097 of the Taxation Act (Quebec) or delivers one or more certificates with an aggregate certificate limit less than the Purchase Price allocable to the Properties in Quebec, Purchaser shall withhold from the Purchase Price the amount required by section 1102.2 of the Taxation Act (Quebec) and shall remit such amount to the Minister of Revenue of Quebec on behalf of the Partners of Seller.

                  (22) Any affidavits or required documents to comply with any bulk sales requirements pursuant to Section 11 hereof.

                  (23) A confirmation that the representations and warranties made by Seller and Syndicated remain true and correct, in the form of Exhibit II annexed hereto (the "Bring Down Certificate").

               (24) Such other instruments, if any, to indicate any changes or updates to any Exhibit.

                  (25) (i) A certificate issued by the Minister of Revenue of Ontario under subsection 6(1) of The Retail Sales Tax Act (Ontario), (ii) a certificate issued pursuant to

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section 51 of The Revenue and Financial Services Retail Sales Tax Act
(Saskatchewan), (iii) a certificate issued pursuant to section 8 of The Retail Sales Tax Act (Manitoba), and (iv) a certificate issued pursuant to subsection 3(4) of The Social Services Tax Act (British Columbia).

               (26) An assignment of all rights, title and interests in and to the Bank Accounts.



                  B.  Purchaser's Documents

                  Purchaser, pursuant to the provisions of this Agreement, shall deliver or cause to be delivered to Seller on the Closing Date the following documents (in addition to the Closing Funds):

                  (1) A certified copy of Purchaser's certificate of incorporation, together with any amendments thereto, together with a duly executed Secretary's Certificate certifying that the Board of Directors has duly adopted resolutions authorizing the within transaction and an executed and acknowledged Incumbency Certificate certifying to the authority of the officers of such corporation executing the documents to be delivered by Purchaser on the Closing Date.

                  (2)  The Future Payments Agreement.

                  C.  Jointly Executed Documents

                  Seller and Purchaser shall each execute or cause to be executed the following documents and deliver same as indicated:

                  (1) The documents referred to in subsections 16.A.(2), (3),
(7), (11), (12), (14), (19) and subsection 16.B(2).

                  (2) All documents required to permit the continued sale of alcoholic beverages at the Properties.

                  (3) An agreement in the form of Exhibit HH annexed hereto (the "Assignment and Assumption Agreement") pursuant to which Seller will assign to Purchaser, and Purchaser will assume from Seller, Seller's rights and obligations under the Service Contracts, the Ground Lease, the Space Leases, the Equipment Leases, the Billboard Leases, the Franchise Agreements, and other liabilities and trade payables, agreed to be assigned and assumed hereunder.


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                  (4) Seller and Purchaser shall, on the Closing Date, elect jointly under subsection 167(l) of the GST Legislation, in the form prescribed for purposes of that subsection, in respect of the sale and transfer of the assets hereunder, and the Purchaser shall file such election with Revenue Canada not later than the day on which it is required to file its return under the GST Legislation for the reporting period which includes the Closing Date. Seller and Publisher shall, on the Closing Date, elect jointly under section 75 of the Quebec Sales Tax Act, in the form prescribed for purposes of that section, in respect of the sale and transfer of the assets hereunder, and Purchaser shall file such election with the Minister of Revenue of Quebec not later than the day on which it is required to file its return under such legislation for the reporting period which includes the Closing Date.

                  (5) The Seller and the Purchaser shall execute an election pursuant to section 22 of the Income Tax Act (Canada) in respect of the sale of Accounts Receivable contemplated herein pursuant to which they will elect an amount equal to the amount of the Accounts Receivable so transferred less the amount shown as the allowance for doubtful debt in the books and records of the Seller. The Purchaser agrees to file that election with the Minister of National Revenue within the time prescribed for the filing of such election by the Income Tax Act (Canada).


                  17.  Post-Closing Covenants.

                  Seller and Purchaser agree that from and after the Closing
Date:

                  (a) Seller will continue to cooperate with Purchaser to facilitate the acquisition by Purchaser of all nonassignable Licenses required for the use and operation of the Properties and the Business all at the expense of the Purchaser which shall be included in the calculation of Additional NLC Debt/Equity made pursuant to Section 6.

                  (b) Seller shall provide such conveyances, transfers, assignments, or other agreements which shall be requested by the Purchaser in order to assist in transferring to the Purchaser, whether by way of power of sale, quit claim, assignment or otherwise, any interests in the Kitchener Property, the Sudbury Property and/or the London Property (including for greater certainty the interests, if any, of the parties listed in Exhibit H-2 in and to such properties) not conveyed to the Purchaser on Closing.

                  (c) Seller will make all books and records retained by Seller available for inspection by Purchaser and its representatives during business hours on reasonable advance notice. Purchaser will make all books and records transferred to Purchaser available for inspection by Seller and its representatives during business hours on reasonable advance notice.

                  (d) Seller and Purchaser shall cooperate in timely making any filing required pursuant to federal, provincial or local laws.

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                  (e) Seller shall cooperate with Purchaser, at Purchaser's
sole expense, in enforcing any rights under any unexpired guarantees or warranties given by persons other than Seller in connection with any of the Properties.

                  (f) Purchaser shall incur, within two (2) years of the Closing Date, not less than $5,000,000 in capital improvement expenditures as described in Exhibit UU attached hereto (the "Proposed Development Budget") with respect to the Properties and the Business, such $5,000,000 to consist of both "hard" and "soft" costs, including, without limitation, debt service on borrowed funds for such capital improvements accruing during such two (2) year period, professionals' fees and disbursements, compliance with Laws and insurance requirements and the cost of materials and labor. Any costs incurred by Purchaser under this Section 17(e) shall be Additional NLC Debt/Equity.

                  (g) Seller shall continue to deposit into the Bank Accounts all funds received or collected on its behalf with respect to any of the Properties.

                  (h)  The provisions of this Section 17 shall survive Closing.


                  18.  Brokerage.

                  A. Seller and Purchaser each warrant and represent to the other that it has not dealt or negotiated with any broker in connection with this transaction other than Smith Barney.

                  B. Seller and Purchaser each hereby agree to indemnify and hold the other harmless from and against any and all claims, demands, causes of action, loss, costs and expenses (including reasonable lawyers' fees and disbursements) or other liability arising from or pertaining to any brokerage commissions, fees, or other compensation, which may be due to any other brokers or persons claiming to have dealt with it in connection with this transaction.

               C. The provisions of this Section 18 shall survive the Closing.


                  19.  Tax Reduction Proceedings.

                  A. This sale includes all tax refunds or tax credits owned, controlled, held, payable or due for the benefit of Seller in respect of any of the Properties (the "Tax Credits") which shall be properly reflected in the Working Capital Adjustment made pursuant to Section 6 hereof.

               B. During the term of this Agreement, with Purchaser's prior written consent, Seller may institute and/or continue any proceeding or proceedings for the reduction

                                      -43-
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of the assessed valuation of the Properties or any portion thereof for real estate taxes, or of any rate applicable thereto. All ongoing proceedings for the reduction of the assessed valuation of any of the Properties (or any tax payment with respect thereto (including, without limitation, Business Tax)) and any amounts owed to Seller as Tax Credits are identified on Exhibit J-1 hereof.

                  C. If Seller receives or collects any Tax Credits, Seller shall hold same in trust for the benefit of Purchaser and shall deliver same promptly to Purchaser upon receipt thereof.

               D. The provisions of this Section 19 shall survive the Closing.


                  20.  Damage and Destruction.

                  If, prior to the Closing Date, all or any part of any of the Properties is damaged by fire or other casualty, Seller shall turn over to Purchaser on the Closing Date an amount equal to the net amount of any casualty insurance proceeds collected by Seller on account of said physical damage or destruction, and to the extent not so collected, to assign to Purchaser the right to receive and settle same, in either case less (x) any expense actually incurred by Seller in connection with any emergency repair by reason of such damage or destruction and (y) any business interruption insurance payments for periods prior to the Closing Date, provided, in each such instance, any unapplied or receivable business interruption insurance shall be properly reflected in the Working Capital Adjustment made pursuant to Section 6. Notwithstanding the foregoing, in the event that any such damage or casualty shall reasonably require in Purchaser's reasonable estimation, an amount in excess of $1,000,000 to complete the restoration or rebuilding resulting therefrom, then Purchaser may elect to terminate this Agreement. If Purchaser so elects, this Agreement shall terminate and neither party hereto shall have any further obligations hereunder (except those expressly stated to survive the termination of this Agreement).


                  21.  Expropriation.

                  If, prior to the Closing Date, all or any portion of any Property is taken by expropriation or in the event of a change of legal grade caused by an act of Governmental Authority, Seller shall promptly give Purchaser written notice thereof, and the parties shall nonetheless proceed to the Closing in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such taking, provided, however, that Seller shall, at the Closing, (i) assign and turn over, and Purchaser shall be entitled to receive and keep, the proceeds of any award or other proceeds of such taking which may have been collected by Seller as a result of such taking, less any portion thereof applied to the cost of emergency repairs made by Seller prior to Closing with Purchaser's prior written consent, which consent shall not be unreasonably

                                      -44-
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withheld or delayed, or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser an assignment of Seller's right to any such award or other proceeds which may be payable to Seller as a result of such taking. If the net proceeds are paid to the holder of any mortgage or deed of trust on the Properties or any ground lessor and such holder refuses to release sufficient sums therefrom for the purpose of making repairs and restorations required by reason of such expropriation, then, unless Purchaser elects to contribute the amount required to make such repairs and restorations at the Closing as Additional NLC Debt/Equity, Purchaser may elect to terminate this Agreement. Notwithstanding the foregoing, in the event that any such expropriation shall reasonably require in Purchaser's reasonable estimation, an amount in excess of $1,000,000 to compensate for such expropriation, then Purchaser may elect to terminate this Agreement, and neither party hereto shall have any further obligations hereunder (except those expressly stated to survive the termination of this Agreement).


                  22.  Miscellaneous.

                  Whenever in this Agreement it is provided that any party shall indemnify and hold harmless the other party, then, as a condition to such indemnity, the party indemnified shall promptly give written notice to the indemnitor of any claim or demand made upon it which is or may be indemnified against, and the indemnitor shall have the right to defend against such claim or demand by counsel of its own choice, provided that such counsel be satisfactory to the party being indemnified. There shall be no settlement of any action arising under any indemnity contained herein without the prior written consent of the indemnitor.


                  23.  Notices.

                  All notices, demands, requests or other communications ("notices") required to be given or which may be given hereunder shall be in writing and shall be deemed given three days after being sent by certified mail, postage prepaid, return receipt requested, or on the day of delivery if hand delivered and receipted for or refused by the intended recipient, or on the business day following the day of dispatch by overnight receipted courier or, if sent by facsimile transmission, on the date confirmed receipt is received if additionally delivered the next day by prepaid overnight receipted courier, addressed as follows:

                  If to Seller, Syndicated GP, 1002370 or any of the Nominees, at:
                  Capital Properties Limited Partnership
                  5940 Macleod Trail South
                  Suite 209
                  Calgary, Alberta T2H 2G4
                  Attention:  Mr. Peter P. Sikora
                  Telecopy:  (403) 292-0222

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                  With a copy to:

                  Brans, Lehun, Baldwin & Champagne
                  120 Adelaide Street West
                  Suite 1701
                  Toronto, Ontario M5H 1T1
                  Attention: Dennis M. Brans, Esq.
                  Telecopy: (416) 601-0655

                  If to Purchaser, at:

                  Chartwell Canada Corp.
                  c/o National Lodging Corp.
                  605 Third Avenue
                  New York, New York  10158
                  Attention: Martin L. Edelman
                  Telecopy:  (212) 867-5475

                  With a copy to:

                  Battle Fowler LLP
                  75 East 55th Street
                  New York, New York 10022
                  Attention:  Robert J. Wertheimer, Esq.
                  Telecopy:  (212) 856-7808

or to such other address or addresses as the parties may designate from time to time by notice given in accordance with this Section 23.

                  24.  Survival of Representations and Indemnifications.

                  A. (1) Subject to Section 13.B hereof, the representations and warranties of Seller, the Nominees, 1002370 and Syndicated GP in Section 13 and elsewhere in this Agreement (other than with respect to Taxes as described in Exhibit AA-1) shall survive the Closing for a period of twenty-four (24) months from the Closing Date and shall then expire. The representations and warranties of the Seller, Nominees and 1002370 in this Agreement related to Taxes shall survive the Closing until the expiry of the relevant period for assessing or reassessing such Taxes. Upon the expiration of a representation or warranty pursuant to this Section 24.A.(1), such representation or warranty shall be deemed to be of no further force or effect, as if never made, and no action may be brought based on the same, directly or indirectly, whether for breach of contract, tort or under any other legal theory irrespective of the circumstances; provided, however, that such representation shall not so terminate (and any related claim may continue to be pursued) if written notice of a claim based on such representation or warranty specifying in reasonable detail the facts on which the claim is

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



based and the damages incurred shall have been delivered to Seller in accordance with the notice provisions hereof prior to the expiration of such representation or warranty net of any benefits actually received and enjoyed by Purchaser in connection with such claim. Provided that (x) if a claim has not been settled or if none of the indemnifying or indemnified parties has commenced an action within six (6) months of the date of the notice of claim and (y) all conditions precedent for bringing such claim in an appropriate court has been met for not less than sixty (60) days, then the claim shall be deemed to have been settled and the representation shall terminate.

                  (2) The representations and warranties of Purchaser set forth in Sections 13.C shall survive the Closing for a period of twenty-four (24) months from the Closing Date and shall then expire. Upon the expiration of a representation or warranty pursuant to this Section 24.A.(2), such representation or warranty shall be deemed to be of no further force or effect, as if never made, and no action may be brought based on the same, directly or indirectly, whether for breach of contract, tort or under any other legal theory irrespective of the circumstances; provided that such representation shall not so terminate (and any related claim may continue to be pursued) unless written notice of a claim based on such representation or warranty specifying in reasonable detail the facts on which the claim is based shall have been delivered to Purchaser prior to the expiration of such representation and warranty.

                  B. (1) Subject to the terms and conditions of this Section 24 and in particular the time limitations in Section 24.A, Seller hereby agrees to indemnify, defend and hold and save harmless Purchaser, its officers, directors, partners, controlling persons, affiliates and agents (the "Purchaser Indemnified Parties"), any successor to the Purchaser's interest in the Properties or the Business to whom this indemnity is assigned or any part of any of the foregoing and all directors, officers, employees and agents of such successors (collectively, all of the foregoing are referred to as the "Purchaser Related Indemnified Parties") from all claims, demands, actions, causes of action, judgments, orders, suits and Losses suffered or incurred by any such Purchaser Related Indemnified Party as a result of, or arising directly or indirectly out of, or in connection with, the cost or expense of any repair or remediation in excess of $100,000 performed as a result of matters disclosed in the Environmental Reports or in any environmental report performed in respect of Properties or disclosed in any Exhibit to this Agreement where further investigation is recommended in any such report and such repair or remediation is required by Environmental Laws (the aggregate of all such costs, "Environmental Cleanup Costs"). The obligation set forth in this Paragraph 24(B)(1) shall not expire and shall be payable solely by reducing the Termination Payment (as defined in the Future Payments Agreement) by the amount of liability hereunder.

                  (2) Subject to the terms and conditions of this Section 24, Purchaser hereby agrees, to indemnify, defend and hold Syndicated GP, its officers, directors, partners, controlling persons, affiliates and agents and Seller (the "Seller Indemnified Parties") harmless from and against all claims, demands, actions, causes of action and Losses suffered

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



or incurred by the Seller Indemnified Parties relating to or arising from any inaccuracy in or breach of any representation or warranty of Purchaser made pursuant to this Agreement.

                  C. The respective obligations and liabilities of Seller and Syndicated GP to the Purchaser Indemnified Parties and of Purchaser to the Seller Indemnified Parties under Section 24.B hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

                  (1) Within fifteen (15) days after receipt of notice of commencement of any action or the assertion of any claim by a third party, the Purchaser Indemnified Party or the Seller Indemnified Party, as the case may be (the "Indemnified Party"), shall give Seller or Purchaser, as the case may be (the "Indemnifying Party") written notice thereof together with a copy of such claim, process or other legal pleading, and the Indemnifying Parties shall have the right to undertake the defense thereof by representatives of its own choosing (but who shall be reasonably satisfactory to the Indemnified Party); provided, however, that a failure to so notify the Indemnifying Parties within such fifteen (15) day period shall not affect the Indemnified Party's rights hereunder except to the extent such Indemnifying Parties are materially prejudiced by such failure.

                  (2) In the event that the Indemnifying Party, by the fifteenth day after receipt of notice of any such claim (or, if earlier, by the fifth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), do not elect to defend against such claim, the Indemnified Party will have the right to settle or compromise any claim or consent to the entry of any judgment; provided that the Indemnifying Party shall have the right to assume the defense of such claim with counsel of its own choosing (but who shall be reasonably satisfactory to the Indemnified Party) at any time prior to settlement, compromise or final determination thereof.

                  (3) Notwithstanding anything to the contrary in this Section 24.C, the Indemnifying Parties shall not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a full and absolute release from all liability in respect of such claim.

                  (4) In connection with any such indemnification, the Indemnified Party will cooperate in all reasonable requests of the Indemnifying Parties at the Indemnifying Parties' expense.

               (5) Purchaser shall recover Losses in accordance with the Indemnification Agreement.

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



                  (6) With respect to any indemnifiable claim by a Governmental Authority that may result in an obligation to conduct environmental remediation activities at any of the Properties, Purchaser shall have the right to negotiate the scope and extent of such remediation with such Governmental Authority and to compromise such claim.

                  (7) If the Seller and the Purchaser, acting reasonably, determine that any payment (the "Payment") made pursuant to this
         Section 24 is subject to goods and services tax or is deemed by the GST Legislation to be inclusive of goods and services tax, or is subject to any other tax, the Indemnifying Parties agree to pay to the Indemnified Party, in addition to the Payment, an amount equal to the tax payable in connection with such Payment and such additional amount.

                  D. Notwithstanding anything to the contrary contained in this Agreement, in the event (i) an Indemnified Party (a "Non-Defaulting Party") has not been paid all Losses and other damages it is owed hereunder by an Indemnifying Party (or, if the Indemnifying Party is a Seller Indemnified Party, then if any of the Seller Indemnified Parties shall not have made all payments to such Indemnified Party) (a "Defaulting Party") and (ii) thereafter, such Defaulting Party (or, if the Defaulting Party is a Seller Indemnified Party, then any of the Seller Indemnified Parties) brings a claim (an "Offsettable Claim") for indemnification hereunder against such Non-Defaulting Party, then, in such event, the amount of such Offsettable Claim shall be reduced by any amounts owed by such Defaulting Party (or, if such Defaulting Party is a Seller Indemnified Party, then the amounts owed by any of the Seller Indemnified Parties) to the Non-Defaulting Party.

                  E. As used herein (x) "Losses" means any and all assessments, liabilities, losses, fines, penalties, costs, damages and expenses (including, without limitation, lawyers', consultants', experts' and accountants' fees and disbursements net of any benefits actually received by the Purchaser in connection with such Loss) and (y) "Person" shall mean any natural person, corporation, limited partnership, limited liability company, limited partnership, general partnership, joint stock company, joint venture, real estate investment trust, association, company, trust, bank, trust company, land trust, vehicle trust, business trust or other organization irrespective of whether it is a legal entity, or any government or agency or political subdivision thereof. All references in this Section 24 to Losses shall exclude goods and services tax to the extent that input tax credits are available therefor.

                  25.  Investment Canada Act.

                  A. Seller shall cease to engage in any publication, distribution, or sale of any books, magazines, periodicals or newspapers in print or machine readable form, and shall cease to engage in any production, distribution, sale, exhibition or rental of any film recordings, or video recordings, not later than three (3) days prior to Closing.

                  B.  The provisions of this Section 25 shall survive Closing.


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



                  26.  Submission to Jurisdiction.

                  A. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the Province of Ontario and the appellate courts of any thereof, and by execution and delivery of this Agreement, each party to this Agreement hereby accepts, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party to this Agreement hereby expressly and irrevocably submits the person of such party to this Agreement to the in personam jurisdiction of the foregoing courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Agreement. To the extent permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Agreement or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon the person of such party to this Agreement in any such court.

                  B. SELLER, SYNDICATED GP, THE NOMINEES, 1002370 AND PURCHASER HEREBY WAIVE (FOR THEMSELVES AND THEIR SUCCESSORS AND ASSIGNS) TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

               C. The provisions of this Section 26 shall survive the Closing.


                  27.  Obligations to Cure.

                  A. In the event any of the representations or warranties contained in Section 13 hereof are rendered untrue by the intentional, bad faith or wanton acts of Seller, Syndicated GP, 1002370 or the Nominees, as the case may be, through the Closing Date, Seller, Syndicated GP, 1002370 or the Nominees, as the case may be, shall be obligated to use best efforts to cure such untrue representations or warranties and expend all necessary money to facilitate such cure.

                  B.  The provisions of this Section 27 shall survive Closing.


                  28.  Entire Agreement.

                  This Agreement together with the Exhibits and Schedules hereto contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

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



                  29.  Amendments.

                  This Agreement may not be changed, modified or terminated, except by an instrument executed by the parties hereto who are or will be affected by the terms of such instrument.


                  30.  Waiver.

                  No waiver by either Seller or Purchaser of any failure or refusal of the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply by such other party.


                  31.  Partial Invalidity.

                  If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.


                  32.  Section Headings.

                  The headings of the various sections of this Agreement have been inserted only for the purposes of convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.


                  33.  Governing Law.

                  This Agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.


                  34.  Further Assurances.

                  Seller and Purchaser will do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices, transfers and assurances as may be reasonably required for the better assuring, conveying, assigning, transferring and

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



confirming unto Purchaser the Properties, and for carrying out the intentions or facilitating the consummation of this Agreement.


                  35.  Successors and Assigns.

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


                  36.  Counterparts.

                  This Agreement may be executed in several counterparts, each of which shall constitute the same instrument.


                  37.  Assignment.

                  Except for assignment to an entity or entities directly or indirectly owned or controlled by Purchaser or National Lodging Corp., for which Seller's consent shall not be required, this Agreement may not be assigned by Purchaser without the prior written consent of Seller, which consent may be granted or withheld by Seller in its sole and absolute discretion. In the event of any such assignment, any references in this Agreement to Purchaser shall be construed to mean the assignee(s) to which Purchaser named herein shall have assigned its rights under this Agreement and which shall have assumed all obligations of the Purchaser under this Agreement.


                  38.  References to Income Tax Act (Canada).

                  For purposes of this Agreement, where the context so permits, any references to the Income Tax Act (Canada) includes a reference to the analogous provincial legislation, any reference to Revenue Canada or to the Minister of National Revenue includes a reference to any relevant provincial taxing authority and any reference to a filing or similar requirement imposed under the Income Tax Act (Canada) includes a reference to any corresponding filing or requirement under any such analogous provincial legislation.




            THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK;
                           THE SIGNATURE PAGE FOLLOWS

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



                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed the day and year first above written.

                                       SELLER:

                                       CAPITAL PROPERTIES LIMITED PARTNERSHIP

                                       By: Syndicated Capital Properties Inc.,
                                             its sole general partner


                                           By: /s/ Peter Sikora
                                               Name:  PETER SIKORA
                                               Title:



                                       SYNDICATED CAPITAL PROPERTIES INC.


                                       By: /s/ Peter Sikora
                                          Name:  PETER SIKORA
                                          Title:


                                       SYNCAP PROPERTIES INC.


                                       By: /s/ Peter Sikora
                                          Name:  PETER SIKORA
                                          Title:


                                       TEGRAD PROPERTIES (WINNIPEG) INC.


                                       By:  /s/ Peter Sikora
                                          Name:  PETER SIKORA
                                          Title:


                                       TEGRAD MONTREAL I INC.


                                       By: /s/ Peter Sikora
                                          Name:  PETER SIKORA
                                          Title:

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



                                        1002370 ONTARIO, INC.


                                        By:/s/ Peter Sikora
                                           Name:  PETER SIKORA
                                           Title:


                                        PURCHASER:

                                        CHARTWELL CANADA CORP.

                                        By:/s/ Martin Edelman
                                           Name:  MARTIN EDELMAN
                                           Title: President

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



                                   Exhibit CC

                           Working Capital Adjustment

         As contemplated by Section 6 of the Agreement, the Statement and the Final Statement (collectively the "Statements") will be prepared as described herein in Canadian Dollars ($CDN).

         The Statements will be prepared utilizing the accounting policies, procedures, methods and practices herein unless this schedule is silent in which case utilizing the same accounting policies, procedures, methods and practices which the Seller used to prepare its audited financial statements for the year ended September 30, 1995 or to the extent that circumstances or a type of transaction exists which did not exist or were not dealt with in those financial statements, then in accordance with the CICA Handbook.

         For purposes of the Statements, there will be no change in the accounting policies utilized in preparing the Statements as a result of any new accounting pronouncements that may be issued or become effective between September 30, 1995 and the Closing Date.

          The Statements will be prepared as of 11:59 P.M. on the day immediately preceding the Closing Date (the "Apportionment Date").

         The amounts recorded in the Statements will not reflect any asset impairment or liability (not including liabilities assumed) that may be required under CICA Handbook by any actions or decisions of Purchaser to acquire the Properties at or subsequent to the Closing Date, including, but not limited to, inventory write-downs, severance and termination benefits, relocation costs, receivable write-offs, assets impairments, lease termination costs and asset disposal costs.

I.       Statement of Working Capital

                               The Statement will be prepared in the following
form:

                                                                $m

         Current Assets

                  Cash

                  Current receivables

                  Prepaid expenses

                  Current other assets

                  Less:

         Current Liabilities

                                     -CC-1-
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




               Trade accounts payable

                   Accrued expenses and other current
                    liabilities

            Working Capital



II.      Definition of Working Capital

                  Working Capital shall be the difference between Current Assets and Current Liabilities of Seller. Current Assets shall contain the following accounts: cash; current receivables (including current amounts receivable from affiliates); prepaid expenses and other current assets. Current Liabilities shall contain the following accounts: trade accounts payable; accrued and other current liabilities (including, without limitation, current payables to affiliates of Seller and Syndicated GP) (but excluding the current portion of the Assumed Debt and the Assigned Debt or any amounts due, if any, under Leases other than Apportionments for current period payments).

                  The following are specific definitions of the components of Working Capital:

1.       Cash

                  All cash and cash equivalents, including but not limited to securities with maturity dates of less than 1 year.

2.       Current receivables

                  The nominal value of all current trade accounts and other current receivables, including unbilled receivables and including any current amounts receivable from affiliates or (excluding amounts classified in pre-paid expenses and other current assets) net of allowances for doubtful current receivables. For greater clarification, accounts receivable include amounts due from co-owners of the Edmonton South Property with respect to the purchase of interests in the hotel and renovation loans to the co-owner.

3.       Prepaid expenses

                  To the extent that payment has been made or a payable had been recorded by Seller before the Closing Date for events, activities, consumption or benefit occurring wholly or partly after the Closing Date, the amount of such payment or payable (prorated in accordance with the timing of such event) shall be included as an asset in the Statements. For the avoidance of doubt, this will include any prepayment in respect of the Management Agreement or property taxes or insurance.


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



4.       Other current assets

                  The nominal value of other current assets (including but not limited to inventories).

5.       Trade accounts payable

                  The nominal value of trade accounts payable arising from the purchase of goods and services used in the normal course of business.

6.       Accrued expenses and other current liabilities

                  To the extent that payment has been received by Seller before the Closing Date for events, activities, consumption or benefit occurring wholly or partly after the Closing Date, the amount of such payment shall be pro-rated in accordance with the timing of such events, activities or consumption and an appropriate portion included as a liability in the Statements. For the avoidance of doubt, this will include any necessary accrual in respect of the Management Agreement.

                  To the extent that payment has not been made by Seller before the Closing Date for events, activities or consumption which occurred wholly or partly before the Closing Date, the amount of such payment shall be included as a liability in the Statements. For the avoidance of doubt, there shall be no accruals for (i) unpaid discretionary bonuses to employees of Seller, the deductible portion of the outstanding insurance liability or (ii) for accrued interest on the Assigned Debt being forgiven on Closing (except to the extent interest due and payable prior to Closing was not paid as required under the letter agreement pursuant to which BFC agreed to purchase the Assigned Debt).

                  For the avoidance of doubt, no provision will be made for deferred Federal, territorial, provincial or local deferred income taxes.

III.  Apportionments.

          A. The following shall be apportioned between Seller and Purchaser as of the Apportionment Date:

                  a. real estate taxes, personal property taxes, sewer rents and taxes, fire service charges, and any other governmental tax, including, but not limited to, branch taxes, capital taxes and income taxes, if applicable, or charge levied or assessed whatsoever against the Properties (collectively, the "Properties Taxes"), on the basis of the respective periods for which each is assessed or imposed, to be apportioned in accordance with Section B hereof;

               b. water charges to be apportioned in accordance with Section C hereof;

               c. charges for electricity, telephone, television, cable television, steam, gas and any other utilities (collectively, "Utilities") made by the utility companies servicing the Properties to be apportioned based on a meter reading obtained by Seller

                                     -CC-3-
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



         on or near to the Apportionment Date or on the basis of the most recent bills that are available, and transferable utility and other deposits, if any, for which Seller shall be reimbursed if same be assigned, but all amounts refundable under unassigned or unassignable utility and other arrangements shall be delivered to Purchaser for application against deposits for such utilities required of Purchaser;

               d. amounts paid or payable (but only the current portion thereof to the extent properly apportionable) under the Franchise Agreements, Service Contracts, Equipment Leases, and Billboard Leases;

               e. room charges and other guest charges incurred on or before the Apportionment Date to be apportioned and collected in accordance with Section D hereof;

                  f.  travel agents' commissions, if any;

                  g. all amounts payable by the Seller in respect of the Employees which require apportionment including, without limiting the generality of the foregoing, accrued but unpaid vacation pay earned prior to the Apportionment Date, premiums for unemployment insurance, premiums for worker's compensation, provincial health taxes, Canada Pension Plan and Quebec Pension Plan premiums and accrued but unpaid wages, salaries, benefits, commissions and other remuneration and shall be reflected in the Working Capital Adjustment; rent and all other charges due under the Space Leases shall be apportioned in accordance with Section F;

               h. all rents and other obligations and charges under the Ground Lease, and all prepaid rents and security and other deposits under the Ground Lease, to be apportioned in accordance with Section G hereof;

                  i.  amounts paid for transferable licenses, if any; and

               j. value of fuel stored on the Properties, at the price then charged by Seller's supplier, including any taxes, based on a tank reading obtained by Seller on the Apportionment Date.

                  B. Properties Taxes shall be apportioned on the basis of the fiscal period for which assessed. If the Closing Date shall occur either before an assessment is made or a tax rate is fixed for the tax period in which the Closing occurs, the apportionment of such Properties Taxes shall be calculated on the basis of the prior year's Properties Taxes, but, after the assessment and tax rate for the current year are fixed, the apportionment thereof shall be recalculated and the Working Capital Adjustment shall be increased or decreased based on such recalculation.

                  C. If there are water meters at the Properties, Seller shall endeavor to have the water company servicing each Properties read the meters on or immediately prior to the Apportionment Date. All charges based on such final reading shall be reflected in the Working Capital Adjustment and Purchaser shall be responsible for all charges thereafter. If such readings are not obtainable, then the calculation of Working Capital Adjustment shall be

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postponed until such time as actual readings are obtained or in the alternative, Purchaser and Seller may read the meters themselves and adjust the amount based on usage over the billing period that includes the Closing Date. All unpaid water bills in Seller's possession shall be turned over to Purchaser at the Closing and shall be paid by Purchaser at the Closing, which shall be reflected in the Working Capital Adjustment.

                  D. Income from the rental of rooms shall be properly credited to Seller to the extent attributable to any period through the Apportionment Date. Room charges for the night commencing on the Apportionment Date and ending on the morning of the Closing Date shall belong to Purchaser. Any lost revenues suffered by Purchaser in connection with Seller's "Eleventh Night Free" program or other similar marketing schemes shall be properly reflected in the Working Capital Adjustment. Income from food and beverage and other sales or services through midnight of the Apportionment Date shall be properly credited to Seller. Income from food and beverage and other sales or services on the Closing Date shall belong to Purchaser. No cash adjustment shall be made at the Closing on account of such income.

                  E. Prepaid minimum rents and other fixed charges payable under the Space Leases for the month in which the Closing occurs shall be apportioned and reflected in the Working Capital Adjustment. If any tenant is in arrears in the payment of rent or other fixed charges due for months prior to the month in which the Closing occurs, any payments on account of rent or such other fixed charges received by Purchaser from such tenant after the Closing shall be applied first to rent and other charges due for the month in which such payments are received and then to preceding months for which there are arrearages (always to the most recent first). If any payments of rent or other fixed charges received by Seller or Purchaser after the Closing are payable to the other party by reason of this allocation, the appropriate sum (less a proportionate share of any reasonable lawyers' fees, costs and other expenses incurred in the collection thereof) shall be promptly reflected in the Working Capital Adjustment. At the Closing, Seller shall furnish to Purchaser a complete and correct schedule of all minimum rents and other fixed charges which are then due and payable but which have not been paid. Percentage rents and other variable charges under the Space Leases, such as payments for real estate taxes and other expenses, which are not fixed in amount, shall be adjusted when and as received based upon the number of days in the payment period that each party owned the Properties. Any security deposits or advance payments of rent held by Seller under the Space Leases shall be assigned to Purchaser at the Closing and reflected in the Working Capital Adjustment.

                  F. Seller shall be responsible for all accrued but unpaid vacation pay, premiums for unemployment insurance, premiums for workers compensation, provincial health taxes, Canada Pension Plan and Quebec Pension Plan premiums, termination pay, severance pay and accrued but unpaid wages, salaries, bonuses, commissions and other remuneration and benefits (a) with respect to Employees terminated prior to Closing and (b) with respect to Employees retained after Closing (collectively "Accrued Benefits") and shall be reflected in the Working Capital Adjustment.

                  G. All rent and other fixed charges under the Ground Lease shall be prorated as of the Apportionment Date. Any prepaid rent, security and other deposits under the Ground Lease (including interest thereon, to the extent payable under the Ground Lease)

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shall be assigned to Purchaser and reflected in the Working Capital Adjustment at the Closing.

                  H. Any errors or omissions in computing apportionments at Closing shall be promptly corrected as soon as they are discovered and any dispute as to the treatment of any errors or omissions shall be dealt with in accordance with Section 6.D of the Agreement. Purchaser agrees to indemnify and hold Seller harmless from and against any liability, cost or expense resulting from Purchaser's failure to make any payment for which it has received a credit pursuant to this Section.

                  I. It is the intent and agreement of the parties that all costs and expenses of operating the Properties and the Business, and all liabilities and revenues therein be for the account of Seller through the Apportionment Date, and for the account of Purchaser thereafter.

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                                CONTRACT OF SALE




                                  by and among


                    CAPITAL PROPERTIES LIMITED PARTNERSHIP,


                                                           SELLER,

                      SYNDICATED CAPITAL PROPERTIES, INC.
                             SYNCAP PROPERTIES INC.
                       TEGRAD PROPERTIES (WINNIPEG) INC.
                             TEGRAD MONTREAL I INC.
                             1002370 ONTARIO, INC.

                                      and


                            CHARTWELL CANADA CORP.,

                                                           PURCHASER.



                  Properties:


                  DATED AS OF JULY 17, 1996


C/M:  11752.0002 350869.22

                               TABLE OF CONTENTS

                                                                     Page

1.  Sale and Purchase, Description of Properties......................  1

2.  Purchase Price....................................................  4

3.  Status of Title to Properties.....................................  4

4.  Title Report, Objections to Title.................................  5

5.  Closing, Closing Date.............................................  6

6.  Working Capital Adjustment........................................  7

7.  Accounts Receivable/Payable.......................................  8

8.  Transaction Costs.................................................  9

9.  Reservation Deposits.............................................. 10

10.  Safes and Baggage................................................ 10

11.  Bulk Sales Law................................................... 11

12.  Liquor Licenses.................................................. 11

13.  Representations and Warranties................................... 12

14.  Pre-Closing Covenants............................................ 29

15.  Conditions to Closing............................................ 33

16.  Documents to be Delivered at Closing............................. 37

17.  Post-Closing Covenants........................................... 42

18.  Brokerage........................................................ 43

19.  Tax Reduction Proceedings........................................ 43

20.  Damage and Destruction........................................... 44

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Section                                                              Page


21.  Expropriation.................................................... 44

22.  Miscellaneous.................................................... 45

23.  Notices.......................................................... 45

24.  Survival of Representations and Indemnifications................. 46

25.  Investment Canada Act............................................ 49

26.  Submission to Jurisdiction....................................... 50

27.  Obligations to Cure.............................................. 50

28.  Entire Agreement................................................. 50

29.  Amendments....................................................... 51

30.  Waiver........................................................... 51

31.  Partial Invalidity............................................... 51

32.  Section Headings................................................. 51

33.  Governing Law.................................................... 51

34.  Further Assurances............................................... 51

35.  Successors and Assigns........................................... 52

36.  Counterparts..................................................... 52

37.  Assignment....................................................... 52

38.  References to Income Tax Act (Canada)............................ 52


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Exhibits

       A          Description of Land and Identification of Hotels
     A-1          Description of Ground Lease
     A-2          Allocation of Purchase Price; Allocation with respect
                  to Land, Building,Personalty and Goodwill
       B          Equipment Leases
       C          Service Contracts
     C-1          Rejected Service Contracts
       D          Billboard Leases
       E          Space Leases
     E-1          Assigned Rents
     E-2          Space Leases Not in Full Force and Effect/Tenant Improvements
     E-3          Rent Rolls
       F          Properties Deposits
       G          Notes Receivable
     G-1          Accounts Receivable
       H          Permitted Encumbrances
     H-1          Surveys
     H-2          Third Party Interests; Rights of First Refusal for Edmonton
                  South and Edmonton West Properties
       I          Consents To Be Obtained
     I-1          Consents Not To Be Obtained
       J          Tax Bills
     J-1          Tax Credits
       K          Organizational Documents
       L          Licenses and Permits
       M          Certificates of Insurance
       N          Litigation and Claims
     N-1          Insured Litigation Claims
       O          Property Reports
       P          Environmental Conditions
       Q          Environmental Reports
     Q-1          Known Release and Discharge of Hazardous Substances
     Q-2          Off-Site Environmental Matters
       R          Financial Statements
       S          Violations
       T          Notices
       U          Assumed Debt
     U-1          Assigned Debt
     U-2          Mortgage Note (reduced amount)
       V          Due Bills and Trade Agreements
       W          Rate Agreements
       X          Declaration of Possession

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       Y          Form of Ground Lessor Estoppel Certificate
       Z          Change in Financial Conditions
     AA           Principals Guaranty
    AA-1          Indemnity Agreement
      BB          Future Payments Agreement
      CC          Working Capital Adjustment
      DD          Transaction Costs
      EE          Form of Title Opinions
      FF          List of Nominees; Nominee Agreements
      GG          Form of Nominee Agreement (Direction)
      HH          Form of Assignment and Assumption Agreement
      II          Form of Bringdown Certificate
      JJ          Properties Defects
      KK          Franchise Agreements
    LL-1          Form of Management Agreement
    LL-2          Form of Master Franchise Services and Development Agreement
      MM          Investment Canada Act
      NN          Reliance on Outside Facilities
      OO          Bank Accounts
      PP          Form of Covenant Not to Sue
      QQ          List Employees
    QQ-1          Non-Terminable Employees
    QQ-2          Collective Agreements
    QQ-3          Labor Strikes
    QQ-4          Labor Settlements
    QQ-5          Employer Plans
    QQ-6          Worker's Compensation
      RR          Properties with ACM and PCB
    RR-1          Underground Storage Tanks
      SS          Other Indebtedness
      TT          Rights of First Refusal in Existing Management Agreements
      UU          Proposed Development Budget
      VV          GST Tax Registration Numbers
      WW          Transaction Opinion




C/M:  11752.0002 350869.22